THE DAYTON’S PROJECT
OFFICE LEASE
between
601 MINNESOTA MT LLC,
a Delaware limited liability company,
as Landlord,
and

SEZZLE INC.,
a Delaware limited liability company,

as Tenant.

TABLE OF CONTENTS
Pages
i

The following Appendices, Exhibits and Schedules are a part of this Lease.
Appendix I Additional Definitions
Appendix II the dayton’s project tenant criteria manual
Appendix III Rules
Appendix IV HVAC Standards
Appendix V Cleaning Standards
Appendix VI Prohibited Uses
Exhibit A Outline of Premises
Exhibit B Tenant Work Letter
Exhibit C Notice of Lease Term Provisions
Exhibit D Form of Tenant’s Estoppel Certificate
Exhibit E Master Lease Consent, Recognition and Attornment Agreement
Exhibit F Lease Guaranty
Exhibit G Contractor Rules and Regulations

Index
Pages
Above Ceiling Space    4
ADA - Appendix I    6
Additional Rent    11
Additional Services    14
Administrative Charge    32
Affiliate - Appendix I    1
Allowances    2
Alterations - Appendix I    1
Amenities - Appendix I    1
Annual Base Rent    2
ANSI/BOMA    4
Arbitration Notice    7
Architect - Exhibit B    1
Available    8
Bankruptcy Event - Appendix I    1
Base Building - Appendix I    1
Base Rent    1
Basic Services    14
Building    1
Building Communications Provider    36
Building Holidays    14
Building Hours    14
Building Systems - Appendix I    1
Business Days - Appendix I    2
Casualty    20
Casualty Repair Period    21
CGL    17
Commencement Date    1
Commission - Exhibit B    1
Common Areas - Appendix I    2
Comparable Buildings - Appendix I    2
Completed Application for Payment - Exhibit B    4
Consent Fees    32
Construction Allowance    2
Controllable Operating Expenses    13
Default Rate    32
Early Termination Date    2
Expiration Date    1
Extension Periods    2
First Offer Space    2
Force Majeure Delays    40
Governmental Authority - Appendix I    3
Ground Lease    3
Ground Lessor    3
Guarantor    3

Hazardous Materials - Appendix I    3
Historical Authorities    4
Historical Consultant - Exhibit B    1
Holdover    25
HVAC    14
Indemnify    19
Initial Brokers    3
Initial Term    5
Landlord    1
Landlord’s Parties - Appendix I    4
LC Expiration Date    33
Lease    1
Lease Concessions - Appendix I    4
Lease Date    1
Lease Documents    40
Lease Month - Appendix I    4
Lease Year - Appendix I    4
Leasing Costs - Appendix I    4
Letter of Credit    33
Letter of Credit Amount    2
Lines    35
Losses - Appendix I    4
Market Rent - Appendix I    4
Master Lease - Appendix I    4
Master Lessor - Appendix I    4
Mechanics Liens    17
Minor Alterations    16
Monthly Base Rent    2
Mortgage - Appendix I    5
Mortgage Holder - Appendix I    5
MSDS    37
Negotiation Period    6
Notice Address    3
Notices    42
OFAC    42
Permitted Transfer    22
Permitted Use    2
Plan Approval Standards    16
Possession Date    5
Premises    1
Premises Repair Period    21
Prime Rate - Appendix I    5
Prohibited Uses    14
Project - Appendix I    6
Punch List Items - Appendix I    6
Recapture Notice    23
Recognition Agreement    25

Recurring Rent - Appendix I    6
Rehabilitation Standards    4
Relocation Premises    27
Rent    6
Rent Payment Address    3
Repair    16
Requirements - Appendix I    6
Retainage - Exhibit B    4
RSF    6
Rules - Appendix I    6
Security Deposit    34
Security Holder    25
SNDA    25
Specialty Alterations - Appendix I    6
Statement    11
Substantial Completion or Substantially Completed - Appendix I    6
Tangible Net Worth - Appendix I    6
Taxes - Appendix I    7
Tenant    1
Tenant Audit    12
Tenant Audit Period    12
Tenant Contractors - Appendix I    7
Tenant Parties - Appendix I    7
Tenant Share    2
Tenant Work - Appendix I    7
Tenant Work - Exhibit B    2
Tenant Work Letter    5
Tenant’s Property - Appendix I    7
Tenant’s Removal Obligation    24
Total Construction Costs - Exhibit B    4
Transaction Costs    23
Transfer - Appendix I    7
Transfer Approval Date    22
Transferee - Appendix I    8
Working Drawings - Exhibit B    2

v

THE DAYTON’S PROJECT
OFFICE LEASE
This Office Lease (the “Lease”), dated as of the Lease Date by and between 601 Minnesota MT LLC, a Delaware limited liability company (“Landlord”), and the Tenant.
Article 1ARTICLE 1

BASIC LEASE INFORMATION AND DEFINITIONS
Section 1.1Definitions. The following terms shall have the meanings set forth below. Other capitalized terms are defined in the Lease when used or in Exhibit B to this Lease. Terms may be used before they are defined.

Lease Date:	______________________, 2023
Tenant:	Sezzle Inc., a Delaware limited liability company
Building:	The building having an address of 700 Nicollet Mall, Minneapolis, MN.
Premises:	Approximately 11,498 RSF of space located on the sixth (6th) floor of the Building and commonly known as Suite 640, as further set forth in Exhibit A.
Commencement Date:	The earlier of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) July 1, 2023.
Expiration Date:	The last day of the seventy-second (72nd) Lease Month.
Base Rent:

Period	Monthly Base Rent	Annual Base Rent	Annual Base Rent per RSF
Lease Months 1-12	$12,729.17	$152,750.00 (based on 6,500 RSF)	$23.50
Lease Months 13-24	$15,056.25	$180,675.00 (Based on 7,500 RSF)	$24.09
Lease Months 25-36	$18,517.50	$222,210.00 (Based on 9,000 RSF)	$24.69
Lease Months 37-48	$24,251.20	$291,014.38	$25.31
Lease Months 49-60	$24,864.43	$298,373.10	$25.95
Lease Months 61-72	$25,487.23	$305,846.80	$26.60

Tenant’s Share:		0.9634%
Permitted Use:		General office use consistent with a first-class office building but not retail use, hotel or residential use or any Prohibited Use.
Letter of Credit Amount:		$62,000.00.
Allowances:		A “Construction Allowance” not to exceed $5.00/RSF.
Extension Periods:		One (1) period of five (5) years following the Initial Term.
Early Termination Date:		The first (1st) day of the 61st Lease Month.
First Offer Space:		Any space on the sixth (6th) floor of the Building contiguous to the Premises.

Notice Address:
Landlord
601 Minnesota MT LLC
c/o 601 W Companies
601 W. 26th Street, Suite 1275
New York, New York 10001
Attn: Mark Karasick

With copy to:
Transwestern
The Dayton’s Project
700 Nicolet Mall
Minneapolis, Minnesota 55402
Attn: General Manager

and

Gould & Ratner LLP
222 N. LaSalle Street, Suite 300
Chicago, IL 60601
Attn: David M. Arnburg

Tenant
__________________________________________________________
_____________________________
Attention: ____________________
(Prior to Lease Commencement Date)
and
__________________________________________________________
_____________________________
Attention: ____________________
(After Lease Commencement Date)

Rent Payment Address:	At the address designated by Landlord by Notice to Tenant
Initial Broker(s) :	The Telos Group LLC, Transwestern and Rokos Advisors.
Guarantor:	None.
Section 1.2Appendices, Exhibits, Schedules and Other Attachments. The following Appendices, Schedules, and Exhibits referenced in this Lease are incorporated in and made a part of this Lease.
Appendix I Additional Definitions
Appendix II the dayton’s project tenant criteria manual
Appendix III Rules
Appendix IV HVAC Standards
Appendix V Cleaning Standards
Appendix VI Prohibited Uses
Exhibit A Outline of Premises
Exhibit B Tenant Work Letter
Exhibit C Notice of Lease Term Provisions
Exhibit D Form of Tenant’s Estoppel Certificate

Exhibit E Master Lease Consent, Recognition and Attornment Agreement
Exhibit F Lease Guaranty
Exhibit G Contractor Rules and Regulations
ARTICLE 2

PREMISES, BUILDING, PROJECT, AND COMMON AREAS
Section 2.1Demise of Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms, covenants and conditions in this Lease. The Premises does not include the areas necessary for utilities, services, safety and operation of the Project, including the Building Systems, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof above (of, if there is no finished ceiling, the space forty-five (45) inches below the plaster layer on the slab above the Premises) (together with any other space below the slab of the floor or roof above occupied by Building Systems installed as of the Lease Date, the “Above Ceiling Space”); provided, that Tenant may hang fixtures and equipment in the Above Ceiling Space, including Tenant HVAC equipment that does not interfere with any Building Systems installed in in the Above Ceiling Space.
Section 2.2Historic Building. The Building is listed on the National Register of Historic Places and is designated a Minneapolis Landmark. Alterations to the Building must meet the United States Secretary of Interior’s Standards for Rehabilitation (the “Rehabilitation Standards”) and must be approved by the National Park Service and the Minnesota State Historic Preservation Office (such Service and Office and any successors thereto, collectively the “Historical Authorities”).
Section 2.3Common Areas. Tenant shall have the non-exclusive right to use the Common Areas in common with others subject to compliance with the Rules and the provisions of this Lease. The Building will include a food hall serving tenants and the public. The Amenities shall be part of the Common Areas.
Section 2.4Space Measurement. The RSF of the Premises is as set forth in Section 1.1 of the Lease and is not subject to re-measurement. The rentable square footage of the Premises has been determined in accordance with a modified form of the American National Standards Institute/Building Owners and Managers Association International (“ANSI/BOMA”) Form Z65.1-2010. Landlord may re-measure the Building from time to time and, upon Notice to Tenant Landlord’s new measurements shall be binding hereunder provided Landlord measures according to the same modified ANSI/BOMA standard or a more current modified ANSI/BOMA standard and further provided any such re-measurement shall not result in an increase in Base Rent or Additional Rent then set forth in this Lease for the balance of the then Term. As of the Lease Date, Tenant’s Share for Taxes and Operating Expenses is ratio of the RSF of the Premises divided by the 1,193,458, the RSF of the Building excluding any storage areas and roof top areas. For so long as the Project shall contain non-office uses, Landlord shall have the right (but not the obligation) to determine in accordance with sound accounting and management principles, Tenant’s Share of Operating Expenses and Taxes for only the office portion of the

Building and Amenities, in which event, Tenant’s Share shall be based on the ratio of the rentable square footage of the Premises to the rentable square footage of the such office portion of the Building and the Amenities. Tenant’s Share shall change when space is added to or deleted from the Premises, additional floors or other additions are added to the Building and if Landlord ceases to own a portion of the Building after a subdivision or vertical separation and Landlord no longer has responsibility for the Operating Expenses and Taxes for the portion not owned by Landlord.
ARTICLE 3

TERM AND POSSESSION
Section 3.1Initial Term. The provisions of this Lease shall be effective on the Lease Date. The initial term of this Lease (the “Initial Term”) shall commence on the Commencement Date and shall terminate on the Expiration Date unless this Lease is sooner terminated or extended in accordance with this Lease or an amendment to this Lease. The “Term” of this Lease means the Initial Term, as the same may be extended pursuant to the terms of this Lease or an amendment to this Lease. Within five (5) Business Days after request from Landlord, Tenant shall execute and deliver to Landlord a Notice in the form set forth in Exhibit C completed by Landlord as a confirmation only of the information set forth therein for the Premises or any space added to the Premises after the Lease Date. Tenant’s failure to execute such Notice shall be deemed an agreement by Tenant of the information set forth on such Notice.
Section 3.2Possession. Landlord shall tender vacant possession of the Premises to Tenant (the date of such tender of possession, the “Possession Date”). Tenant is fully aware of the condition of the Premises and Tenant shall accept possession of the Premises on the Possession Date in its “as is” condition. Except as provided in the Tenant Work Letter attached as Exhibit B (the “Tenant Work Letter”), Landlord has no obligation to perform, or provide funds to perform, any improvements, decorations, alterations, repairs or other work to prepare the Premises for Tenant’s use. Landlord shall use commercially reasonable efforts to cause the Possession Date to occur on or before July 1, 2023. Except as expressly provided in this Lease, Landlord shall not be liable for any Losses suffered by Tenant and this Lease and Tenant’s obligations under this Lease shall not be affected or waived because Landlord is unable to tender possession of the Premises to Tenant or complete any work by any particular date. The Premises, the Building and the Project shall be deemed in good order, condition and repair at the time Tenant takes possession of the Premises subject to latent defects in the Base Building which Tenant discovers and notifies Landlord in writing within six (6) months of the Possession Date. Tenant shall perform all Alterations required for Tenant’s use of the Premises in accordance with the Tenant Work Letter.
ARTICLE 4

SPECIAL TENANT OPTIONS AND RIGHTS
Section 4.1Option to Extend Term. Tenant shall have the option to extend the then Term for all the then Premises only for the Extension Period on the terms and conditions of this Section 4.1. Tenant may exercise an option under this Section 4.1 only if: (i) Tenant has notified

Landlord in writing of its exercise of such option no earlier than eighteen (18) months (except as provided in Section 4.4) prior to and no later than nine (9) months prior to the then current Expiration Date, time being of the essence, (ii) at the time of the exercise of such option no uncured Event of Default then exists and (iii) the Tenant named herein or its Permitted Transferees shall then be in occupancy of the entire Premises. Tenant’s Notice of its exercise of the Extension Option shall be deemed irrevocable once delivered to Landlord. At Landlord’s option, Tenant’s exercise of a right to extend the term shall be null and void if an uncured Event of Default exists on the commencement of the Extension Period.
Each Extension Period shall be on all the then applicable terms, covenants, and conditions of this Lease except that: (i) Monthly Base Rent shall be as provided below, (ii) except for any Lease Concessions Landlord agrees to provide, Landlord shall have no obligation to perform any work or make any contribution to work to prepare the Premises for Tenant’s use during the Extension Period, (iii) the Expiration Date shall be the last day of the Extension Period and (iv) after the Extension Period, Tenant shall have no further right to extend the Term.
During the thirty (30) day period after Tenant exercises its right to extend the Term for an Extension Period (such period, the “Negotiation Period”) the parties shall attempt in good faith to agree upon the Market Rent and Lease Concessions for such Extension Period. If the parties are unable to agree upon the Market Rent and Lease Concessions during the Negotiation Period, then the Market Rent shall be determined pursuant to Section 4.3 and within five (5) Business Days after said Negotiation Period, Landlord shall give Notice to Tenant of the Lease Concessions, if any, to be provided by Landlord for the Extension Period. The Monthly Base Rent payable by Tenant for the Extension Period shall be one-twelfth (1/12) of the product of (i) the RSF of the Premises and (ii) the Market Rent determined by the parties or pursuant to Section 4.3.
After determination of the Market Rent, Landlord and Tenant shall promptly execute and exchange an appropriate amendment to this Lease, reasonably satisfactory to the parties and confirming the terms, conditions and provisions applicable to the Premises during the Extension Period, but neither Landlord’s nor Tenant’s failure to execute such amendment shall relieve Tenant of its obligations under this Lease during the Extension Period.
Section 4.2Early Termination of the Lease. Tenant shall have the right to terminate this Lease on the Early Termination Date on the terms and conditions set forth in this Section 4.2. Tenant may exercise such right only if (i) no uncured Event of Default then exists, (ii) Tenant gives Landlord Notice of its exercise of such right at least nine (9) months prior to the Early Termination Date, time being of the essence and (iii) Tenant pays to Landlord with the exercise of such right the termination fee set forth below. Time is of the essence in the delivery of the Notice of termination and payment of the termination fee. At Landlord’s option, Tenant’s exercise of its termination right under this Section 4.2 shall be null and void if an Event of Default exists as of the Early Termination Date or if Tenant timely fails to pay timely the termination fee to Landlord. The early termination of the Lease under this Section 4.2 shall not affect Tenant’s liability for (x) post-termination adjustments to Additional Rent applicable to the period prior to the Early Termination Date, (y) unperformed obligations which accrued prior to the Early Termination Effective Date, and (z) obligations which by their terms survive the expiration or earlier termination of the Term. The termination right in this Section 4.2 shall automatically terminate and be null and void if this Lease or Tenant’s possession of the Premises is terminated.
The termination fee payable by Tenant under this Section 4.2 shall be an amount equal to one (1) times the Additional Rent payable for the month in which the Notice of termination is given. Landlord shall provide Tenant with the calculation of the termination fee within thirty (30) days after Tenant’s request for such calculation, provided, such request is delivered no more than twelve (12) months prior to the Early Termination Date.
Section 4.3Market Rent Determination. If Market Rent is to be determined pursuant to this Section 4.3, such Market Rent shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the Expedited Procedures shall be modified as follows:
(a)Within ten (10) Business Days after the expiration of the negotiation period, Landlord and Tenant shall each specify in a Notice delivered to the other party (the “Arbitration Notice”), the name and address of the person to act as the arbitrator on such party’s behalf and its determination of the Market Rent. Each arbitrator selected by Landlord and Tenant shall be a real estate broker with at least ten (10) years full-time commercial brokerage experience who is familiar with the Market Rent of comparable office space in the City of Minneapolis , Minnesota. If Landlord or Tenant fails to notify the other of the appointment of its arbitrator or of its determination of the Market Rent within such ten (10) Business Day period, and such failure continues for three (3) Business Days after a party delivers Notice to the other requesting the name of the other party’s arbitrator and its Market Rent determination, then the Market Rent determined by the party making such request shall be the Market Rent for the space and term in question.
(b)The two (2) arbitrators chosen pursuant to clause (a) above shall meet within ten (10) Business Days after the last arbitrator is appointed and shall seek to reach agreement on the Market Rent, provided that the Market Rent agreed upon by the arbitrators shall be no greater than the Market Rent set forth in Landlord’s arbitration Notice or less than the Market Rent set forth in Tenant’s arbitration Notice. The arbitrators shall not determine or change the Lease Concessions to be provided by Landlord and their determination of the Market Rent shall take into account such Lease Concessions. If within twenty (20) Business Days after the last arbitrator is appointed the two (2) arbitrators are unable to reach agreement on Market Rent, then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to clause (a). If they are unable to agree upon such appointment within five (5) Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the first (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Building Owners and Managers Association of Minneapolis. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in clause (c) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.
(c)Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Market Rent supported by the reasons therefor, which determinations as to the arbitrator appointed by Landlord shall be no greater than the Market Rent set forth in Landlord’s arbitration Notice nor, as to the arbitrator appointed by Tenant, less than the Market Rent set forth in Tenant’s arbitration Notice. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Market Rent, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations or the Lease Concessions to be provided by Landlord. The selection made by the arbitration Rent shall constitute the decision of the third arbitrator and shall be final. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease.
(d)In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.
Section 4.4Right of First Offer. Tenant shall have a continuing right to lease the First Offer Space that is or will become Available on the terms and conditions set forth in this Section 4.4. First Offer Space or any portion thereof shall only be “Available” if, at the time in question, no party leases or occupies such space, whether pursuant to a lease with Landlord or other agreement with Landlord and no party holds any unexpired or unexercised option or right to lease or occupy such space, or to renew or extend its lease or right of occupancy thereof. First Offer Space that is vacant and unleased as of the Lease Date shall not be deemed “Available” until such space subsequently becomes Available after Landlord first enters into a lease for such space after the Lease Date. Landlord shall be free to extend the tenancy or occupancy of any portion of the First Offer Space whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be “Available”. Nothing in this Section 4.4 shall be deemed to limit Landlord’s right to keep First Offer Space vacant or to utilize such space for Project purposes if Landlord elects, in Landlord’s sole discretion, to do so prior to delivering a First Offer Notice, and such vacant space shall not be deemed Available. Space is not Available until Landlord intends to market such space for lease.
Landlord shall not lease any portion of the First Offer Space that is Available until Landlord delivers a Notice to Tenant of the availability of such space and Tenant does not exercise its right under this Section 4.4 to lease such space. Landlord’s Notice shall include (i) a description of the portion of the First Offer Space that is Available for lease, (ii) the RSF in such space, (iii) the base rental rate per RSF for such space, (iv) the anticipated commencement of the lease of such space, (v) any Lease Concessions to be provided by Landlord, and (vi) any increase in the Letter of Credit Amount as a result of leasing the such space. Tenant may exercise its right to lease such space only by Notice delivered to Landlord within seven (7) days following the date delivery of Landlord’s Notice for such space, time being of the essence. Tenant may not elect to lease less than all the First Offer Space included in Landlord’s Notice and Tenant’s exercise of its right to lease the First Offer Space included in Landlord’s Notice shall be irrevocable.
If Landlord has received a letter of intent from a non-Affiliate to lease all or a portion of the First Offer Space and other space in the Building, Landlord may include such other space in Landlord’s Notice for the First Offer Space and Tenant’s option to lease the First Offer Space shall apply to all the space described in the First Offer Notice. In such case, if Tenant timely exercises its right to lease all of such space, then for the remaining purposes of this Lease such other space included in the Notice from Landlord shall be treated as First Offer Space.
If Tenant fails to deliver timely the Notice exercising its right to lease the First Offer Space included in Landlord’s Notice, Tenant shall be deemed to have rejected Landlord’s offer to lease such space, Landlord shall be free to lease such space on any terms and conditions and Tenant shall have no further to lease such space under this Section 4.4 until such space becomes available after Landlord leases such space. Notwithstanding the foregoing, Landlord shall not lease such space to a third party more than six (6) months after the end of the time period set forth above for Tenant to exercise its right to lease such space or on basic economic terms (including net rent, additional charges, tenant improvement allowances and other lease concessions) which, in aggregate, are less than ninety percent (90%) of the amount of such aggregate basic economic terms set forth in Landlord’s Notice to Tenant (all determined on a net effective rent basis using a discount rate of eight percent (8%) per annum), without again offering such space to Tenant for lease pursuant to this Section 4.4.
If Tenant timely exercises its right to lease the First Offer Space included in Landlord’s Notice, such space shall be added to the Premises and the Term shall commence for such space on the date Landlord tenders vacant possession of such space to Tenant. Tenant shall lease such space on all the terms and conditions of this Lease except (i) the Monthly Base Rent for such space shall be one twelfth (1/12th), of the product of the base rental rate for such space and the rentable square footage of such space set forth in Landlord’s Notice (which, absent manifest error, the parties agree shall be the rentable square footage of such space for all purposes of this Lease), (ii) Tenant’s Share shall be adjusted to reflect the additional space added to the Premises, (iii) Tenant shall receive the benefit of any Lease Concessions set forth in Landlord’s First Offer Notice (iv) Tenant shall lease such space in its then “as is” condition, and, except to the extent included in Lease Concessions, Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare such First Offer Space for Tenant’s occupancy and (v) the Letter of Credit Amount shall be increased as set forth Landlord’s Notice and Tenant shall deliver to Landlord an amendment to the Letter of Credit increase the amount thereof to the increased Letter of Credit Amount. Landlord and Tenant shall promptly execute an amendment evidencing the leasing of each portion of the First Offer Space and the terms thereof in a form reasonably satisfactory to both parties, (but no such agreement shall be necessary in order to make the provisions hereof effective.)
Landlord shall use commercially reasonable efforts to obtain and tender to Tenant vacant possession of the First Offer Space leased by Tenant on the anticipated commencement date set forth in Landlord’s Notice but Landlord shall not be liable to Tenant and this Lease shall not be affected if Landlord is unable to tender possession of such space on any particular date.
Tenant’s rights under this Section 4.4 shall not apply and Landlord shall not be required to notify Tenant of its right to lease First Offer Space if any of the following conditions exist on the date Landlord is to deliver a Notice to Tenant or on the date such space is to be added to the Premises: (i) an Event of Default shall have occurred and then be continuing, (ii) the Lease is not in full force and effect, (iii) a Transfer of this Lease has occurred other than a Permitted Transfer or a sublease of less than twenty-five percent (25%) of the rentable area of the Premises to subtenants that are not Permitted Transferees; (iv) less than three (3) years of the Term will remain after the date such space is to be added to the Premises unless Tenant has an Extension Option and Tenant exercises such Extension Option simultaneously with the exercise of the right to lease the First Offer Space or (v) Tenant has exercised its right under Section 4.2 to terminate the Lease or a right under Section Error! Reference source not found. to contract the Premises. At Landlord’s option, Tenant’s exercise of a right to lease First Offer Space shall be null and void if an uncured Event of Default exists on the anticipated commencement of the Lease for such space.
After the Lease Date, except in connection with an initial leasing of First Offer Space after the Lease Date, Landlord shall not grant any rights to any tenant or other third party to lease any portion of the First Offer Space unless such rights are subordinate to the rights granted Tenant hereunder, except to new tenants or occupants of such space after Landlord shall have offered such space to Tenant pursuant to this Section 4.4 and Tenant shall have declined the right to lease such space.
Landlord and Tenant shall promptly execute an amendment evidencing the leasing of each portion of the First Offer Space and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.
Section 4.5Signage. Tenant’s name will be included in the lobby’s digital directory should Landlord install a directory.
Section 4.6Rights Personal. The rights granted to Tenant pursuant this Article 4 (other than Section Error! Reference source not found.) are personal to the original named Tenant under this Lease and shall not be transferrable except to a Permitted Transferee.
ARTICLE 5
BASE RENT
Section 5.1Base Rent. Tenant shall pay the Monthly Base Rent to Landlord in advance on or before the first day of Lease Month. The Monthly Base Rent for the first full Lease Month shall be paid with Tenant’s execution and delivery of this Lease. The Monthly

Base Rent for any partial Lease Month shall be prorated based on the number of days in such month.
Section 5.2Additional Rent. Tenant shall pay to Landlord Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes for each calendar year beginning or ending in the Term (collectively “Additional Rent”) as follows;
(a)Landlord may reasonably estimate in advance the Additional Rent Tenant owes for each calendar year beginning or ending in the Term. In such event, Tenant shall pay such estimated amounts in installments equal to one-twelfth of the annual estimate on or before the first day of each Lease Month in such calendar year with Tenant’s payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.
(b)Within two hundred and seventy (270) days after the end of each such calendar year, or as soon thereafter as practicable, Landlord shall deliver a statement to Tenant (the “Statement”) showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Additional Rent for such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for Additional Rent for the current calendar year.
(c)If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligation for Additional Rent for such year, Tenant shall pay the difference to Landlord. If the Statement shows an increase in Tenant’s estimated payments for the current calendar year, Tenant shall pay to Landlord the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall pay such amounts within thirty (30) days after Landlord sends the Statement to Tenant.
(d)If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligation for Additional Rent, Tenant shall receive a credit for the difference against payments of Rent then or next due and if the Lease has terminated any excess shall be refunded to Tenant. If the Term shall have expired and no further Rent shall be due, Landlord shall pay to Tenant the remaining difference within thirty (30) days after Landlord sends the Statement to Tenant.
(e)Provided Tenant’s obligations under this Lease are not materially adversely affected, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate Statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Taxes or Operating Expenses or to deliver a corrected Statement for a year.
(f)Upon receipt of a refund of Taxes for a calendar year included in the determination of Additional Rent, Landlord shall recalculate Tenant’s Share of Taxes for such calendar year and any excess payment by Tenant shall be applied as a credit against Rent and if the Lease has terminated refund any excess to Tenant. If Taxes for a calendar year are increased after the Statement for such calendar year is delivered to Tenant, Landlord shall recalculate Tenant’s Share of Taxes for such calendar year and Tenant shall pay to Landlord any underpayment of Taxes within thirty (30) days after Landlord delivers to Tenant its invoice for such underpayment.
(g)A Statement shall be final unless Tenant objects to any cost or expense included in such Statement within one hundred twenty (120) days after the delivery of the Statement (such period the “Tenant Audit Period”). Tenant may inspect or audit Landlord’s records relating to Taxes and Operating Expense for a calendar year (a “Tenant Audit”) during the Tenant Audit Period for such calendar year; provided no Default then exists and Tenant has paid all Rent then due and payable by Tenant. Each Tenant Audit shall be conducted during the applicable Tenant Audit Period at the location where Landlord maintains its books and records (provided that Landlord shall make such books and records available in the Minneapolis metropolitan area), shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall provide Landlord with ten (10) days prior written Notice of its intent to conduct a Tenant Audit and Tenant shall pay the cost of the Tenant Audit, provided that Landlord shall have thirty (30) days to provide Landlord’s records relating to Taxes and Operating Expenses for such Tenant Audit. Tenant may not conduct more than one Tenant Audit for a calendar year. Tenant shall provide Landlord with a copy of any report prepared for a Tenant Audit. If Tenant objects to any cost included in a Statement within the Audit Period for such Statement Tenant and the parties are unable to resolve such objection within thirty (30) days after the Tenant Audit Period, then either party may refer the dispute raised to one of the nationally recognized public accounting firms whose decision shall be conclusively binding upon Landlord and Tenant. Tenant shall pay the fees and expenses of the accountants described in the preceding sentence, unless such accounting firm determines that Landlord overstated Taxes or Operating Expenses by more than five percent (5%) for such calendar year, in which case Landlord shall pay such fees and expenses. If it is finally determined that Taxes or Operating Expenses were misstated on such Statement, then Landlord shall apply such overpayment of such costs as a credit against Rent and if the Lease has terminated refund any excess amounts to Tenant or Tenant shall pay to Landlord any underpayment of such costs, as the case may be, within thirty (30) days after notification thereof. Tenant shall maintain the results of any such audit or inspection confidential (except that Tenant may disclose such information to Tenant’s financial, legal, and tax consultants, or in connection with a legal or dispute resolution proceeding or as otherwise required by Requirements) and shall not be permitted to use any third party to perform such audit or inspection other than an independent firm of certified public accounts meeting the following requirements: (1) with at least ten (10) years of experience reviewing office building expense reconciliations, (2) that is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee agreement to Landlord upon request), and (3) that agrees with Landlord in writing to maintain the results of such audit or inspection confidential (subject to disclosure in connection with a legal or dispute resolution proceeding or as otherwise required by Requirements). Nothing in this section shall be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including Additional Rent. Time is of the essence in the completion of the Tenant Audit and objection to any Statement.
(h)Notwithstanding the foregoing or anything in this Lease to the contrary, during the Term, Tenant’s Share of Controllable Operating Expenses shall not increase in any calendar year by more than five percent (5%) per annum (calculated on a cumulative and compounded basis) over the Controllable Operating Expenses for calendar year 2023. All “Controllable Operating Expenses” shall mean all Operating Expenses except for (i) taxes, assessments and other governmental charges, (ii) the cost for fuel, gas, steam, heat, ventilation, air-conditioning, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of such utilities, (iii) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Building or required under any mortgage and the repair, replacement, and/or maintenance thereof, (iv) snow and ice removal costs, (v) costs of compliance with newly enacted and/or changes in Requirements, (vi) increases in labor costs due to legally mandated increases in minimum wage or to increases mandated by collective bargaining agreements to which Landlord or its service providers are a party, and (vii) increases in costs of labor or materials as a result of events included in the definition of Force Majeure Delay.
Section 5.3Payment of Rent. Rent shall be paid in United States dollars at the Rent Payment Address or at such other place as Landlord may designate. Except as otherwise expressly provided in this Lease, all Rent shall be paid without any prior demand or notice therefor, and without any deduction, set-off or counterclaim. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Unless another period is expressly set forth in this Lease, Tenant shall pay all Rent other than Recurring Rent to Landlord within thirty (30) days after Landlord delivers to Tenant its invoice for such Rent.
ARTICLE 6

USE OF PREMISES
Tenant shall use the Premises for the Permitted Use only. Tenant shall not use, or permit any Tenant Parties to use the Premises or the Project for any other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Tenant shall not use, or permit any Tenant Parties to use, the Premises or Project in violation of the Requirements or the Rules or in a manner that will damage the reputation of the Project. Tenant and all Tenant Parties shall comply with all Requirements applicable to the use of the Premises. Tenant shall not interfere with the use of the Project by others and Tenant shall not create or permit a nuisance in, on or about the Premises. Landlord shall have the right to reasonably amend and supplement the Rules with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Project, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after ten (10) days’ Notice after Landlord notifies Tenant of such amendment or new Rules, provided such amendment or new Rules shall not materially increase Tenant’s obligations under this Lease. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Building, or out of the enforcement or waiver of the Rules by Landlord in any particular instance. . In case of any conflict or inconsistency between the provisions of the Lease and of any of the Rules as originally or as hereafter adopted, the provisions of this Lease shall control.
Notwithstanding anything in this Lease, the Premises may not be used for any purposes that is a Prohibited Use listed on Appendix VI (the “Prohibited Uses”). Landlord may amend or supplement Appendix VI but no such amendment or supplement shall prevent Tenant from using the Premises for its then business conducted in the Premises or be effective or binding on Tenant until five (5) days after Landlord notifies Tenant of such amendment or supplement.
ARTICLE 7

SERVICES AND UTILITIES
Section 7.1Standard Tenant Services. Landlord shall provide the following services (“Basic Services”) during the Term without additional charge to Tenant except to the extent included in Operating Expenses: (a) heating, ventilating and air conditioning (“HVAC”) consistent with the HVAC Standards set forth in Appendix IV on weekdays from 8:00 A.M. to 6:00 P.M. (“Building Hours”), (b) city water from the regular Building outlets for drinking and pantry kitchens in the Premises and for lavatory and toilet purposes in the Base Building restrooms, (c) janitorial services on week days at least equal to the Standards set forth in Appendix V, (d) nonexclusive, non-attended automatic passenger elevator service during the Building Hours and at least one elevator available at all other times, (e) subject to scheduling and reasonable time limitations, nonexclusive freight elevator service and use of the loading docks from during Building Hours other than the Building Holidays for uses other than construction and move-in and move-out of the Premises and (f) except in emergencies or as prohibited by Governmental Authorities and subject to compliance with Landlord’s security procedures, access to the Premises at all times. Basic Services do not include HVAC, janitorial services and freight elevator service on New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day and Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Building Holidays”). Landlord’s obligation to provide HVAC is subject to limitations imposed by Requirements.
Section 7.2Additional Services. If requested by Tenant, Landlord shall provide such additional similar services as are reasonable and feasible and do not require Alterations to the Base Building (“Additional Services”). Additional Services shall include HVAC, water, and freight elevator service at times not included in Basic Services, chilled water for Tenant’s supplemental cooling requirements. Tenant shall contract with Landlord’s janitorial contractor for any cleaning services not included in Basic Services. Tenant shall pay Landlord’s then standard rates for Additional Services except there shall be no charge for HVAC on Saturdays that are not Building Holidays from 8:00 A.M. to 1:00 P.M. Landlord may discontinue providing Additional Services during the continuance of an Event of Default. Landlord may install meters or any other reasonable system for monitoring or estimating Additional Services and other services or utilities used by Tenant in excess of Basic Services. If such system indicates Tenant is using such excess services or utilities, Tenant shall pay Landlord’s reasonable charges for installing and operating such meter or system and any excess HVAC or other services being utilized by Tenant. If Tenant’s use of the Premises exceeds the design parameters of the HVAC Specifications, Landlord may require Tenant to install in the Premises supplementary air-conditioning. Tenant shall only use Landlord’s chilled water provider for supplemental air conditioning units.
Section 7.3Electricity. At Landlord’s option, Tenant shall pay for electricity used by Tenant in the Premises either to (i) Landlord by a separate charge or (ii) the applicable utility company pursuant to a separate charge. Electrical Service to the Premises shall be separately metered. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right (i) to choose the company or companies to provide electrical service to the Project and the Premises, (ii) to aggregate the electrical service for the Project and the Premises with other buildings or properties, (iii) to purchase electrical service through an agent, broker or buyer’s group, and (iv) to change the electrical service provider or manner of purchasing electrical service from time to time. Landlord shall be entitled to receive a reasonable fee (over and above any management fees or other fees) for the services Landlord performs in connection with the selection of utility companies and the administration and negotiation of contracts for the provision of electrical service. Landlord shall permit Tenant to receive electrical service for standard office lighting fixtures, equipment and accessories through Landlord’s wires and conduits, to the extent available and based on the safe and lawful capacity of the existing Base Building electrical circuit(s) and facilities serving the Premises, provided: (1) the connected electrical load of all of the same does not exceed an average of six (6) watts per usable square foot of the Premises and (2) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded. Tenant shall be responsible for the payment of the cost of all modifications to the existing Base Building electrical circuit(s) and facilities serving the Premises to provide additional electrical service to the Premises and the cost of all electricity used to perform janitorial services, Alterations and Repairs to the Premises and for supplemental air conditioning, data processing, computer and other special equipment and machinery installed by Tenant for the Premises.
Section 7.4Interruption of Services. Landlord shall use reasonable efforts to restore any service it provides that becomes unavailable but such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, Tenant is prevented from using the Premises or a substantial portion thereof because of the unavailability of any service to be provided by Landlord for a period of ten (10) consecutive Business Days following Landlord’s receipt from Tenant of a Notice regarding such unavailability and such unavailability was not caused by or through Tenant Parties, a governmental directive, Force Majeure Delays, Casualty or Condemnation, then as Tenant’s exclusive remedy, Recurring Rent shall abate proportionately for the unusable portion of the Premises for each day after such ten (10) Business Days that Tenant is so prevented from using such portion of the Premises.
ARTICLE 8

REPAIRS
During the Term Tenant shall maintain the Premises, Tenant Improvements and Tenant Property in good order and condition ordinary wear and tear excepted. Tenant shall promptly repair, restore or replace (collectively “Repair”) all damages to the Premises, Tenant Improvements and Tenant Property at its expense. Landlord shall maintain the Base Building, Building Systems, Common Areas and Amenities in good order and condition consistent with the operation of Comparable Buildings and in accordance with the Requirements.. Landlord shall make all Repairs to the Base Building, Building Systems and Common Areas arising from the act of any Tenant Parties but Tenant shall pay Landlord for the cost of any such Repairs to the extent not paid from Landlord’s insurance proceeds. All Tenant Repairs shall be performed in accordance with Article 9. Landlord’s and Tenant’s Repair obligations arising from a Casualty or Condemnation are governed by Article 11Article 10 and Article 12 respectively.
ARTICLE 9

ALTERATIONS
Tenant may not make any Alterations to the Premises, Building or Building Systems without the prior written consent of Landlord and the Historical Authorities. Landlord shall not unreasonably withhold its consent to Alterations to the Premises which (i) will not adversely affect other Building tenants or occupants, other than to a de minimis extent, (ii) are of a type similar to the quality found in typical business offices in Comparable Buildings, (iii) are non-structural and do not affect the Base Building and Building Systems, other than to a de minimis extent, (iv) are not visible from the exterior of the Building, (v) will not violate landmark designation, the Tenant Criteria Manual or applicable Requirements and are approved by the Historical Authorities, if such approval is required (the provisions of clauses (i) through (v) collectively the “Plan Approval Standards”). Landlord’s consent shall not be required for Alterations that are decorative in nature (such as painting, wall coverings and carpeting) (“Minor Alterations”), but Tenant shall nonetheless provide Landlord with prior Notice of such Minor Alterations. Irrespective of whether Landlord’s consent is required and, if it is required, whether Landlord must be reasonable, Tenant shall comply with this Lease with respect to all Alterations.
Landlord shall approve all Tenant Contractors performing Alterations or Repairs or providing services to the Premises such approval not to be reasonably withheld. Tenant shall perform all Alterations and Repairs to the Premises in a good and workerlike manner in conformance with plans and specifications approved by Landlord and, if applicable, the Historical Authorities, all applicable Requirements and Rules and a valid building permit issued by the City of Minneapolis, if such permit is required by the Requirements. No such approval by Landlord shall constitute a representation or warranty of any kind with respect to such company or compliance with law and Landlord makes not such representation or warranty. Landlord, at Tenant’s expense, shall perform any Alterations to the Base Building or Base Systems required by Alterations to the Premises made on behalf of Tenant and approved by Landlord and the Historical Authorities pursuant to this Article 9. Tenant shall perform all Alterations in a manner that does not obstruct access to the Project or any portion thereof or the business of Landlord or other tenants in the Project. Upon completion of any Alterations or Repairs by Tenant, Tenant shall deliver to Landlord contractor sworn statements, final lien releases and waivers in accordance with applicable Requirements from all Tenant Contractors performing the Alterations or Repairs, a pdf and CAD copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any Governmental Authority for the Alterations.
Tenant shall keep the Project and the Premises free from any liens or encumbrances arising from Alterations, Repairs and services provided to the Premises by or on behalf of Tenant (“Mechanics Liens”). Within ten (10) Business Days after Notice from Landlord, Tenant shall either remove any Mechanics Lien by bond or otherwise or provide Landlord with security therefor reasonably satisfactory to Landlord. Upon prior Notice to Tenant, Landlord may impose other reasonable conditions to its consent to Alterations and Repairs by Tenant
ARTICLE 10

INSURANCE AND INDEMNITY
Section 10.1Tenant’s Insurance. Commencing on the Possession Date and until the Expiration Date, Tenant shall maintain the following coverages:
(a)Commercial General Liability (“CGL”) insurance (written on an occurrence basis) with limits not less than One Million Dollars ($1,000,000) combined single limit per occurrence, Two Million Dollar ($2,000,000) annual general aggregate (on a per location basis), Two Million Dollars ($2,000,000) products/completed operations aggregate, One Million Dollars ($1,000,000) personal and advertising injury liability, Fifty Thousand Dollars ($50,000) fire damage legal liability, and Five Thousand Dollars ($5,000) medical payments. CGL insurance shall be written on a current ISO occurrence form (or a substitute form providing equivalent or broader coverage) and shall cover liability arising from Premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under an insured contract.
(b)Workers Compensation insurance as required by the Minnesota laws, and Employers Liability insurance with limits not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease policy limit, and One Million Dollars ($1,000,000) disease each employee.
(c)Commercial Auto Liability insurance (if applicable) covering automobiles owned and non-owned, hired or used by Tenant or its employees in carrying on its business with limits not less than One Million Dollars ($1,000,000) combined single limit for each accident.

(d)Umbrella/Excess Insurance coverage on a follow form basis in excess of the CGL, Employers Liability and Commercial Auto Policy with limits not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate.
(e)Special Form Property Insurance covering all Tenant Improvements and Tenant Property and, if applicable, boiler and machinery insurance.
(f)Business Interruption and Extra Expenses insurance in amounts typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than Ninety-Seven Thousand Two Hundred dollars ($97,200). Such insurance shall reimburse Tenant for direct and indirect loss of earnings and extra expense attributable to all perils insured against.
(g)Builder’s Risk insurance during the course of construction of any major Tenant Improvement by Tenant, with installation floater where applicable. Such insurance shall be on a form covering Landlord, Landlord’s architects, Landlord’s contractor or subcontractors, Tenant and Tenant’s Contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements in place and all materials stored at the Premises, and all materials, equipment, supplies and temporary structures of all kinds incident to the Tenant Improvements and builder’s machinery, tools and equipment, all while forming a part of, or on the Premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. The Builder’s Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.
Landlord and Landlord’s designees shall be endorsed as additional insureds on the CGL, Umbrella, and Auto policy, and such coverage shall be primary and noncontributory. Landlord shall be a loss payee on the property and builders’ risk policy covering the Tenant Improvements. All insurance shall (1) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and Landlord’s agents, employees, contractors, invitees, successors and assigns from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (2) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord and Landlord’s representatives in connection with any loss or damage covered by such policy (and Tenant shall provide evidence of such waiver); and (3) be acceptable in form and content to Landlord. Tenant shall cause its insurance carrier to provide Landlord with thirty (30) days advance Notice ten (10) days for non-payment of premium) of any cancellation, failure to renew, reduction of amount of insurance or change in Tenant’s insurance coverage if it is reasonable and customary for an office tenant in the Building’s market to obtain such an undertaking from its insurance carrier. In the event Tenant’s insurance carrier will not agree to provide Landlord advance Notice as aforesaid, then Tenant shall give Landlord Notice of cancellation, failure to renew, reduction of amount of insurance, or change of Tenant’s insurance coverage no later than two (2) Business Days after Tenant learns of such cancellation, failure to renew, reduction of amount of insurance, or change of coverage. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to reasonably require higher minimum amounts or different types of insurance. Tenant shall deliver an ACORD 25 certificate or its equivalent with respect to all liability and personal property insurance and an ACORD 28 certificate or its equivalent with respect to all commercial property insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Possession Date and at least annually thereafter.
Section 10.2Landlord Insurance. Landlord agrees to carry and maintain special form property insurance (with replacement cost coverage) covering the Base Building and Landlord’s property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord receives proceeds from its property insurance therefor. Landlord shall secure a waiver of subrogation endorsement from its property insurance carrier. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required by Tenant pursuant to Section 10.3). Landlord may elect to carry such other additional insurance or higher limits as it reasonably deems appropriate. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant’s Property or the Tenant Improvements and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business. If Tenant’s conduct or use of the Premises causes any increase in the premium for the insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any such increase.
Section 10.3Indemnification and Waiver. To the extent permitted by Requirements, Tenant assumes all risk of and waives all claims against Landlord’s Parties for damage to property or the use thereof and injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises). Tenant shall indemnify, defend, protect, and hold harmless (collectively “Indemnify”) the Landlord’s Parties from any and all Losses incurred in connection with or arising from (i) any cause in, on or about the Premises including a slip and fall, a Repair, Tenant Improvements, Mechanics Lien or Tenant’s obligations regarding Hazardous Materials, (ii) any acts, omissions or negligence of any Tenant Parties, in, on or about the Project or (iii) any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. The preceding sentences shall not apply to the extent any such Losses arise from the negligence or willful misconduct of Landlord’s Parties.
Landlord and waives all claims against Tenant Parties for damage to Landlord’s property or the use thereof to the extent covered by Landlord’s insurance or any deductible thereunder, Subject to the provisions of this Lease waiving claims against Landlord or limiting Landlord’s liability under this Lease, Landlord shall Indemnify the Tenant Parties from any Losses arising from injury to persons and damage to property occurring in the Common Areas as a result of the gross negligence or willful misconduct of any Landlord’s Parties. If Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.
The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease for any Losses occurring prior to such expiration or termination.
Section 10.4Master Lease. Tenant agrees to provide Master Lessor with a copy of all certificates of insurance provided to Landlord under this Lease. Landlord shall ensure that any property insurance policy insuring Master Lessor’s interest in the Premises shall contain an endorsement waiving the insurer’s right of subrogation against Tenant. Any property insurance policy insuring Tenant’s Property or improvements in the Premises shall contain an endorsement waiving the insurer’s right of subrogation against Master Lessor.
ARTICLE 11

CASUALTY
Section 11.1Repair of Damage from Casualty. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). Landlord shall Repair all damage to the Common Areas and Base Building caused by a Casualty, and Tenant shall Repair all damage to the Tenant Improvements and Tenant Property caused by a Casualty subject to the terms and conditions of this Article 11. All Repairs shall be to substantially the same condition as existed prior to the Casualty, except for modifications required by Requirements or in case of Landlord’s Repairs, the Mortgage Holder and other modifications which Landlord or Tenant desires (subject to the consents required under Article 9). Landlord will have no obligation to Repair any Tenant Property or Tenant Improvements. All Repairs by Tenant shall be governed by Article 9 of the Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from damage caused by Casualty or any Repair of such damage. Recurring Rent shall abate in proportion to the ratio of the RSF of the Premises which is damaged by Casualty and which is unfit for occupancy for the purposes permitted under this Lease to the total RSF of the Premises. Tenant’s right to rent abatement shall begin on the date of the Casualty and terminate on the date which is the later of (i) the date Landlord Substantially Completes its Repairs to the Base Building within or enclosing the Premises or the floor on which any portion of the Premises are located, the Building Systems serving the Premises and to provide reasonable access to the Premises and (ii) the date reasonably determined by Landlord as the date Tenant should have Substantially Completed Repairs to the Premises after Landlord releases the Premises for construction of Tenant’s Repairs and assuming Tenant used reasonable due diligence in performing such Repairs.
Landlord may terminate this Lease by Notice delivered to Tenant within sixty (60) days after Landlord discovers any damage caused by a Casualty. Landlord’s termination Notice shall include a termination date that gives Tenant at least sixty (60) days to vacate the Premises. Landlord may elect to terminate the Lease only if the Building or Project shall be damaged by Casualty (whether or not the Premises are damaged), and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment the time period to Substantially Complete Landlord’s and Tenant’s Repairs (assuming such Repairs are made without the payment of overtime or other premiums) after the date Repair of the damage caused by the Casualty can be reasonably commenced after receipt of the insurance proceeds and all consents of Governmental Authorities (“Casualty Repair Period”) exceeds one year; (ii) the Mortgage Holder applies all or a substantial portion of Landlord’s insurance proceeds to pay the mortgage debt, or terminates the ground lease, (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Term; or (vi) any owner of any portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project. If Landlord does not elect to terminate this Lease, Landlord shall notify Tenant of the portion of the Casualty Repair Period applicable to Repairs to the Tenant Improvements, the Base Building within or enclosing the Premises or the floor on which any portion of the Premises are located, the Building Systems serving the Premises and required to provide reasonable access to the Premises (“Premises Repair Period”). Upon receipt of Landlord’s Notice of the Premises Repair Period, Tenant shall have the right to terminate this Lease by delivery of Notice to Landlord only on the following conditions: (i) the Premises Repair Period exceeds one year or the Casualty occurs in the last twelve (12) months of the Term; (ii) Tenant notifies Landlord of the termination within thirty (30) days of delivery of the Premises Repair Notice and Tenant’s termination Notice sets forth an termination effective date not more than sixty (60) days after delivery of the Premises Repair Notice, (iii) the Casualty was not caused by the gross negligence or intentional act of any Tenant Parties; (iv) no Event of Default then exists under this Lease; (v) as a result of the damage, Tenant cannot reasonably conduct and does not conduct business from a substantial portion of the Premises. This Article 11 supercedes any Requirements giving Tenant a right to terminate the Lease following a Casualty
ARTICLE 12

CONDEMNATION
If (a) the whole or a material part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, (b) any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or (c) Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively a “Condemnation”), Landlord may terminate this Lease on ninety (90) days prior Notice to Tenant, provided such Notice is given within one hundred eighty (180) days of after the date of such Condemnation. Tenant shall have a similar right to terminate this Lease if all or a substantial portion of the Premises is permanently taken or if access to the Premises is permanently and materially taken. Landlord shall be entitled to the entire award or payment in a Condemnation, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant Property and for moving expenses, provided such claims do not diminish the award available to Landlord or Mortgage Holder and such claim is payable separately to Tenant. All Recurring Rent shall be apportioned as of the date of such termination or earlier taking. If any part of the Premises shall be taken, and this Lease is not terminated, the Recurring Rent shall be proportionately abated as of the date of the taking by Condemnation.
ARTICLE 13

ASSIGNMENT AND SUBLETTING
Section 13.1Permitted Transfers. Tenant may make the following Transfers (each a (“Permitted Transfer”) , without Landlord’s consent: (a) the use of or a sublet of all or a part of the Premises for the Permitted Use by or to an Affiliate, and (b) an assignment of this Lease to an Affiliate or a business entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets or ownership interests are transferred provided (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the Transferee has a Tangible Net Worth computed in accordance with generally accepted accounting principles at least equal to the Tangible Net Worth of Tenant on the Commencement Date or the effective date of the latest amendment to this Lease (whichever is greater), and (iii) proof satisfactory to Landlord of such Tangible Net Worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. This Section 13.1 shall not apply if an Event of Default then exists or if Tenant is not the initial Tenant named in this Lease or a Transferee under a Permitted Transfer.
Section 13.2Other Transfers. Except for Permitted Transfers, no Transfer shall be made without Landlord’s prior consent in each instance. Any Transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an incurable Event of Default. Landlord’s consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further Transfer. In no event shall any Transferee assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others. The listing of any name other than that of Tenant on the doors of the Premises, any Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any Transfer. Any such listing shall constitute a privilege revocable in Landlord’s discretion by Notice to Tenant. Each Transfer shall be subject and subordinate to this Lease.
Section 13.3Consent to Assignment or Subletting. If no Event of Default then exists and if Landlord does not give a Recapture Notice as provided below, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld and shall be granted or denied no later than the date (“Transfer Approval Date”) which is thirty (30) days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed Transferee, the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, (iii) a copy of the fully executed assignment or sublease; and (iv) any other information Landlord may reasonably request. If Tenant requests Landlord’s consent to (A) a sublease of a portion of the Premises for a sublease term that is eighty percent (80%) or more of the remaining Term, (B) a sublease of eighty percent (80%) or more of the Premises or (C) an assignment of this Lease Landlord shall have the right to terminate this Lease (or in case of clause (A) to terminate the Lease for the portion of the Premises to be subleased) by Notice delivered to Tenant (“Recapture Notice”) on or prior to the Transfer Approval Date. Tenant shall have five (5) days after receipt of the Recapture Notice to rescind in writing the proposed assignment or sublease, and, upon such rescission, the Transfer Notice and Recapture Notice shall be null and void. If the Recapture Notice is not rescinded (x) this Lease shall end and expire for the applicable portion of the Premises on the date such assignment or sublease by Tenant was to commence, or, if later, sixty (60) days after the date of the Recapture Notice unless Landlord agrees to such earlier date and upon any such termination. At Landlord’s request, Tenant shall enter into an amendment of this Lease confirming such total or partial termination, and the appropriate modifications to the terms and provisions hereof to reflect the reduction in the Premises including Base Rent and Tenant’s Share. Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord: (i) the Transferee’s character or business is not consistent with the standards or criteria used by Landlord in leasing the Building; (ii) the Transferee does not have a sufficient financial condition to perform its obligations under this Lease or the sublease; (iii) the Transferees use of the Premises violates this Lease or the uses set forth in Appendix VI; or (iv) the Transferee is a tenant of the Building or an entity with which Landlord is actively negotiating a lease for space in the Building or a governmental entity or agency. Tenant shall pay to Landlord the Consent Fee for any Transfer requiring Landlord’s consent whether or not Landlord consents to the Transfer or delivered a Recapture Notice or Tenant withdraws its request for consent after receipt of a Recapture Notice.
Section 13.4Conditions of Assignment and Subletting. Each Permitted Transfer and each sublease or assignment approved by Landlord shall be subject to the following:
(a)The form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord; no sublease shall be for a term ending later than one day prior to the then Expiration Date; at Landlord’s request Tenant and the Transferee under a sublease that is not a Permitted Transfer shall execute Landlord’s customary consent form and the Transferee under an assignment shall assume all of Tenant’s obligations under this Lease in a form and substance reasonably satisfactory to Landlord;
(b)If Tenant is in default under this Lease, Landlord may collect rent from the Transferee and apply the net amount collected to the Rent herein reserved without waiving any provisions of this Article 13 or consenting to the Transfer.
(c)Tenant has paid Landlord the Landlord Consent Fee for any Transfer other than a Permitted Transfer
(d)For each assignment or sublease that is not a Permitted Transfer Tenant shall pay to Landlord (A) in the case of an assignment, fifty percent (50%) of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment after first deducting the reasonable third-party brokerage fees, legal fees and architectural fees and improvement allowances paid or to be paid by Tenant in connection with such Transfer (“Transaction Costs”) and, (B) in the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Base Rent and Additional Rent accruing during the term of the sublease for the sublet space after first deducting the monthly amortized amount of the Transaction Costs (which costs shall be deemed amortized on a straight-line basis over the term of the sublease). Tenant shall pay such amounts to Landlord monthly as and when paid by the Transferee to Tenant.
(e)Notwithstanding any Transfer or any acceptance of rent by Landlord from any Transferee, Tenant shall not be released from any liability under this Lease. A Transferee’s default under any term, covenant or condition of this Lease shall be a default by Tenant under this Lease.
Section 13.5No Money Damages. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claims, for money damages (nor shall Tenant claim any money damages by way of set-off counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.
Section 13.6Holdover by Transferee or User. If any Transferee, or other user of the Premises shall holdover in any portion of the Premises, any such holdover shall be deemed a holdover by Tenant and shall entitle Landlord to any and all of the holdover rights afforded to Landlord in this Lease.
ARTICLE 14

SURRENDER OF PREMISES
Upon termination of this Lease or Tenant’s possession of the Premises, Tenant shall surrender possession of the Premises to Landlord in the condition required by Article 8, deliver to Landlord all keys and key cards, and provide to Landlord the combination of any locks or vaults remaining in the Premises. Tenant shall also remove from the Premises all debris and rubbish, all Tenant Property and all Specialty Alterations (“Tenant’s Removal Obligation”). All other Tenant Improvements whether installed by Tenant or Landlord shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Tenant shall Repair all damage to the Premises and Project resulting from the performance of Tenant’s Removal Obligations. At Landlord’s option, any Tenant Property or Specialty Alterations not removed on the Expiration Date or within ten (10) days of the earlier termination of this Lease or Tenant’s possession of the Premises shall become the property of Landlord without compensation, allowance or credit to Tenant. No surrender of the Premises shall occur prior to the Expiration Date without the written consent of Landlord notwithstanding the delivery of keys or any other act of Landlord’s Parties. At Landlord’s option a surrender of the Premises prior to the Expiration Date shall be an assignment of the Lease or a sublease of the Premises and shall not be a merger of the estate of Tenant in the Premises with the estate of Landlord in the Project.

ARTICLE 15

HOLDING OVER
Tenant’s failure to surrender timely the Premises in accordance with Article 14 shall constitute a “Holdover” and unless Landlord expressly agrees otherwise in writing shall constitute a tenancy at sufferance only. Tenant shall pay to Landlord during the period of a Holdover Monthly Recurring Rent equal to one hundred fifty percent (150%) of the amount of Monthly Recurring Rent for the last month of the Term for the first sixty (60) days of the Holdover and thereafter two hundred percent (200%) of such Monthly Recurring Rent for the last month of the Term determined without proration for partial months. In addition, Tenant shall be indemnify Landlord for all Losses sustained by Landlord as a result of the Holdover. This Article 15 shall not constitute permission for a Holdover or extend the Term or waive Landlord’s right to re-enter or obtain possession of the Premises as permitted under this Lease but all other provisions of this Lease shall apply to the Holdover.
ARTICLE 16

SUBORDINATION
This Lease is subject and subordinate to all present and future Mortgages (unless the Mortgage Holder requests otherwise) and to all other encumbrances against any part of the Project and all matters of record applicable to the Project.
Landlord will provide Tenant with an executed agreement from the Master Landlord in substantially the form attached hereto as Exhibit E (“Recognition Agreement”). Landlord shall use commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from any future Mortgage Holder, on such Mortgage Holder’s form of SNDA, with such reasonable changes as are agreed upon by the parties. Tenant shall be responsible for any lender or related costs associated with obtaining an SNDA. If there is any conflict between an executed Recognition Agreement or SNDA and this Article 16, such Recognition Agreement or SNDA shall control.
If any foreclosure proceedings are brought by a Mortgage Holder or deed in lieu of foreclosure is granted (or if any ground lease is terminated), Tenant agrees to attorn, and pay Rent to the ground lessor, Mortgage Holder or purchaser which is the successor to Landlord under this Lease or a purchaser of a foreclosure sale (collectively the “Security Holder”, and to recognize such Security Holder as the lessor under this Lease, except that such Security Holder shall not be (i) liable for any act or omission of Landlord; (ii) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord; (iii) bound by any prepayment of Rent to Landlord made more than one month prior to its due date; (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest; (v) bound by any modification, amendment or renewal of this Lease made without the Security Holder’s consent; (vi) liable for the repayment of the Letter of Credit or Security Deposit, unless the Letter of Credit or Security Deposit actually is transferred to Security Holder; (vii) obligated to perform any improvements to the Project, Building or Premises, provide monies for improvements to the Premises or to expend monies in excess of insurance proceeds or condemnation awards to restore the Premises, Building or Project after a casualty or condemnation or (viii) bound by any termination or surrender of this Lease made without Mortgage Holder’s consent unless effected unilaterally by Tenant pursuant to the express terms of the Lease. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm (A) the subordination or superiority of this Lease to any such Mortgages and (B) the attornment to the Security Holder. As long as any Mortgage is outstanding, Tenant agrees that Tenant shall not cancel, surrender, terminate, assign, amend or modify, or enter into any agreement to cancel, surrender, terminate, assign, amend or modify the Lease, without the prior written approval of each Security Holder. In the event of any default on the part of Landlord, arising out of or accruing under the Lease, whereby the validity or the continued existence of the Lease might be impaired or terminated by Tenant, or Tenant might have a claim for partial or total eviction, Tenant shall not pursue any of its rights with respect to such default or claim, and no notice of termination of the Lease as a result of such default shall be effective, unless and until Tenant has given Notice of such default or claim to the Security Holder (but not later than the time that Tenant notifies Landlord of such default or claim) and granted to such Security Holder a reasonable time, which shall not be less than the greater of (i) the period of time granted to Landlord under the Lease, or (ii) thirty (30) days, after the giving of such Notice by Tenant to such Security Holder, to cure or to undertake the elimination of the basis for such default or claim, after the time when Landlord shall have become entitled under the Lease to cure the cause of such default or claim; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, such Security Holder shall have such additional period of time to cure same as it reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) such Security Holder’s right to cure any such default or claim shall not be deemed to create any obligation for such Security Holder to cure or to undertake the elimination of any such default or claim. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.
ARTICLE 17

RIGHTS RESERVED BY LANDLORD
Except as expressly provided herein, Landlord reserves the right to control the Project including, without limitation, the following rights:
(a)To change the name or street address of the Building; install and maintain signs on the exterior and interior of the Project or any part thereof; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Project, whether or not it is the same or similar to the use permitted Tenant by this Lease. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

(b)To effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall occupy any space in the Building or Project during the Term.
(c)To show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers.
(d)To temporarily limit or prevent access to the Project or any part thereof, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of tenants or other occupants of the Projector the protection of the Project and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.
(e)To make Alterations in or to the Project or any part thereof, and to any adjacent building, structure, parking facility, land, street or alley (including changes and reductions in Common Areas, installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Project in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). Landlord may erect scaffolding and other structures reasonably required for Alterations and Repairs and during such Alterations and Repairs take into through the Premises, all materials required to make such Repairs and Alterations. Tenant agrees to pay Landlord for overtime and similar expenses incurred if Tenant requests such work be performed other than during ordinary business hours.
(f) To substitute for the Premises other premises (herein referred to as the “Relocation Premises”) at the Building on the conditions set forth in this clause (f). Landlord shall give Tenant at least one hundred twenty (120) days’ written Notice before making such substitution. The Relocation Premises shall be similar to the Premises in area. If Tenant has possession of the Premises: (i) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the Relocation Premises, reinstalling the Tenant’s personal property and equipment in the Relocation Premises, replacing one month’s supply of stationery and business cards rendered unusable by such relocation, and improving the Relocation Premises so that they are substantially similar to the Premises (including cabling), and, (ii) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant waives any claim for damages, abatement of Rent or loss of profits due to such substitution. Tenant shall cooperate with Landlord in connection with any relocation, including providing timely responses to any requests for review and approval of proposed plans for tenant improvements to the Relocation Premises. Upon the date of such substitution, the Relocation Premises shall become and be deemed the Premises hereunder and all the terms, covenants and conditions of this Lease shall be applicable to the Relocation Premises. After such substitution, Landlord and Tenant, within thirty (30)

days after the written request of either Landlord or Tenant, shall execute a written amendment to this Lease confirming the foregoing relocation.
(g)To install, use and maintain in and through the Premises pipes, conduits, wires, ducts or mechanical installations serving the Project. Tenant shall not permit any Tenant Parties to construct any partitions or other obstructions which might interfere with the moving or the servicing of equipment of Landlord to or from the enclosures containing such installations and Tenant further agrees that no Tenant Parties shall not tamper with, adjust, or otherwise in any manner affect Landlord’s mechanical installations.
(h)To implement energy conservation measures throughout the Building including, without limitation, reducing the number of operating elevators during off peak hours, provided at least one (1) elevator is available to serve the Premises.
(i)To take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, or preservation of the Building or the Project.
(j)To approve the weight, size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Project or the Premises only at such times and in such manner as Landlord shall direct, at Tenant’s sole risk and responsibility.
(k)To require Tenant to reasonably cooperate with Building special events, such as lighting or shading certain designated exterior windows throughout the Premises, in connection with holidays, civic and sporting events.
(l)To inspect the Premises, including, without limitation, for purposes of confirming whether Tenant is in compliance with this Lease.
(m)To provide any service to the Premises required of Landlord by the terms of this Lease and to perform any Repairs to the Premises required from Landlord by the terms of this Lease.
(n)To subdivide all or a portion of the Building, Common Areas or Project and to sell or transfer portions of the Project to a third party. Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Additional Rent unless the owner of the separate portions of the Project pays directly the Operating Expenses and Taxes attributable to the separate portion.
(o)To enter into an agreement with the owner or owners of any other property to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the other property, provided that Landlord shall provide reasonable access to the Premises and the Amentities, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the other property, (iii) for the allocation of a portion of the Operating Expenses to the other property and the allocation of a portion of the operating expenses and taxes for the other property to the Project, (iv) for the use or improvement of the other property and/or the Project in connection with the improvement, construction, and/or excavation of the other property and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to sell all or any portion of the Project or any other of Landlord’s rights described in this Lease.
Landlord may enter the Premises to exercise any of the foregoing rights provided Landlord shall: (a) provide reasonable advance written or oral Notice to Tenant’s on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant’s business. Landlord’s exercise of any of the foregoing rights shall not constitute a constructive eviction or entitle Tenant to abatement of Rent, damages or other claims of any kind.
ARTICLE 18

LANDLORD’S REMEDIES
Section 18.1Events of Default. The occurrence of any of the following shall constitute an Event of Default by Tenant, (a) Tenant fails to pay when due any Rent unless such failure is cured within five (5) Business Days after Notice from Landlord to Tenant; (b) Tenant fails to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Tenant not otherwise described in this Section 18.1 if such failure continues for thirty (30) days after Notice from Landlord to Tenant; (provided that if the nature of such default is such that it cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default within ninety (90) days); (c) Tenant abandons or vacates all or a substantial portion of the Premises; (d) Tenant fails to observe or perform obligations under Article 6, Article 16 or Article 28 of this Lease where such failure continues for more than two (2) Business Days after Notice from Landlord; (e) Intentionally omitted; (f) a Transfer occurs in violation of Article 13 of this Lease, (g) Tenant makes any material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under by Tenant; (h) a Bankruptcy Event occurs (i) Tenant defaults beyond applicable notice and cure period under any other lease with Landlord for space in the Building, or (i) any Guarantor cancels any guaranty of Tenant’s obligations under this Lease. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Requirements.
Section 18.2Landlord Remedies. Upon any Event of Default, Landlord shall have the following remedies in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative) exercisable without any notice or demand whatsoever:

(a)Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant (i) all accrued and unpaid rent through the date of termination, (ii) the amount by which the present value of the unpaid rent for the balance of the Lease Term exceeds the present value of Market Rent for the remaining Term (the present value determined use a discount rate equal to the annual yield on the United States Treasury bonds, notes or bills maturing nearest to the Expiration Date as selected by Landlord), (iii) all Losses arising from Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including Leasing Costs and advertising expenses incurred in reletting the Premises to a new tenant and any Recurring Rent for the period from the termination of the Lease until the Premises are relet and (iv) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Requirements.
(b)Terminate Tenant’s right of possession, without terminating this Lease or releasing Tenant from its obligations hereunder, and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by any lawful means. To the extent required by Requirements, after such entry, Landlord shall use reasonable measures to mitigate damages recoverable against Tenant and may, but shall not be obligated to, relet all or any portion of the Premises for the account of Tenant for such time and upon such terms as Landlord shall reasonably determine except Landlord shall not be required to accept any individual or entity offered by Tenant or to observe any instructions given by Tenant about such reletting or relet the Premises prior to reletting any other available space in the Building. In any such case, Landlord may make reasonable Repairs and Alterations to the Premises. All rents received by Landlord from such reletting shall be applied (i) first, to the payment of the costs of obtaining possession of the Premises including attorneys’ fees and expenses, the cost of maintaining, preserving, altering and preparing the Premises for reletting, the Leasing Costs for the reletting and the costs of removing Tenant Property from the Premises, (ii) second, to the payment Rent then due and payable hereunder; and (iii) third, to the payment of future Rent as the same may become due and payable hereunder. If the Rents received by Landlord from such subletting in any month will not pay the costs in clauses (i) and (ii) above for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Tenant shall not be entitled to any rents received by Landlord from the relettings in excess of the Rent under this Lease. Landlord may at any time after reletting any portion of the Premises delivered to Tenant a Notice terminating this Lease pursuant to (a)Section 18.2(a).
(c)to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

No act or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or accept a surrender of the Premises, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless Notice of such intention is sent by Landlord or its agent to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
ARTICLE 19

LANDLORD’S RIGHT TO CURE
If Tenant shall fail to perform any obligation under this Lease, including any Repairs, Tenant Removable Obligations or obligations regarding insurance, Mechanics Liens or Hazardous Materials, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder, (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any applicable Requirements, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues for ten (10) days after the date Landlord gives Notice of Landlord’s intention to perform the defaulted obligation. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) all reasonable costs incurred by Landlord to perform Tenant’s obligations pursuant to the provisions of Article 19 plus Landlord’s Administrative Charge; (ii) all Landlord Losses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Article 19 shall survive the expiration or sooner termination of the Term.
ARTICLE 20

LANDLORD’S DEFAULT
If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after Notice thereof by Tenant (or, if such failure relates to a monetary obligation of Landlord, then five (5) Business Days after Notice thereof by Tenant); provided, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to Force Majeure Delays. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided Tenant shall have no right to terminate this Lease and, in recognition that Landlord must receive timely payments of Rent and operate the Project, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.
ARTICLE 21

LANDLORD FEES AND OTHER CHARGES
Section 21.1Interest and Late Fees. Tenant shall pay Landlord a service charge equal to five percent (5%) of the amount past due for bookkeeping and administrative expenses if Rent is not received within ten (10) days after Landlord delivers Notice to Tenant of Tenant’s failure to pay Rent when due. In addition, any Rent paid more than ten (10) days after Landlord delivers Notice to Tenant of Tenant’s failure to pay Rent when due shall accrue interest from the due date until payment is received by Landlord at the Prime Rate plus five percent (5%) (the “Default Rate”). Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
Section 21.2Consent Fees. If Tenant requests Landlord’s consent or approval to any matter, Tenant shall pay Landlord a fee (collectively, the “Consent Fees”) equal to the out-of-pocket costs payable to third parties and incurred and/or expected to be incurred in connection with the consent or approval, including reasonable attorneys’, engineers’, accountants’ or architects’ fees plus $500.00 for any requested consent to any matter other than a consent to Alterations and Tenant Work. The Consent Fee shall be paid whether or not Landlord grants its consent. Landlord shall have no obligation to consider any request for consent or approval until the Consent Fees (or Landlord’s estimates thereof) have been paid to Landlord.
Section 21.3Administrative Charges. Tenant shall pay to Landlord, Landlord’s standard administrative charge (“Administrative Charge”) for any Alteration performed by Tenant or any Repair, Alteration or other with any action which Tenant requests Landlord to perform or which Landlord performs pursuant to Article 19. The Administrative Charge for such work performed by Landlord shall not exceed fifteen percent (15%) (twenty percent (20%) if the actual costs are less than $2,500) of the actual costs incurred by Landlord with respect to the matter in question. The Administrative Charge for Alterations performed by Tenant shall not exceed three percent (3%) of the cost of such Alterations. Payment of the Administrative Charge shall not obligate Landlord to undertake any action not specifically required of Landlord pursuant to the terms of this Lease. Landlord shall have no obligation to commence or complete such action until the appropriate fees (or Landlord’s estimates thereof) have been paid to Landlord. Tenant’s payment of the fees hereunder in no way entitles Tenant to Landlord’s consent or approval nor shall Tenant’s offer to pay the same require Landlord to perform any work not specifically required of Landlord under this Lease.

ARTICLE 22

NONWAIVER
No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. Landlord’s acceptance of an amount less than the Rent set forth in this Lease shall not be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord’s right to approve any Transfer.
ARTICLE 23

LETTER OF CREDIT
Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord a letter of credit in the Letter of Credit Amount meeting the requirements set forth below (the “Letter of Credit”), as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. If an Event of Default occurs or if Tenant fails to pay any Rent as and when due, Landlord may draw on the Letter of Credit or apply or retain Security Deposit (as defined below), in whole or in part, to the extent required for the payment of (a) any Rent due from Tenant, (b) any sum which Landlord may expend or may be required to expend by reason of the Default, and (c) any damages to which Landlord is entitled pursuant to this Lease. Landlord may also draw on the Letter of Credit if any of the following shall have occurred or be applicable: (1) the Bank (as defined below) has notified Landlord that the Letter of Credit will not be renewed or extended beyond its then expiration date if such date occurs prior to the one hundred twentieth (120th) day after the Expiration Date (“LC Expiration Date”) or (2) a material change in the financial condition of the Bank as reasonably determined by Landlord and Tenant fails to deliver a new Letter of Credit that complies with the provision of this Article 23 within ten (10) Business Days after Notice from Landlord, or (3) the Term is extended or renewed and Tenant fails to deliver a new Letter of Credit that complies with the provision of this Article 23 or an amendment to the existing Letter of Credit extending the latest expiration date of the Letter of Credit to the date one hundred twenty (120) days after the last day of the extended Term no later than forty-five (45) days prior to the then expiration date of the Letter of Credit. Tenant shall not assign or encumber the Letter of Credit or any part thereof and neither Landlord not its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If Landlord applies, retains or draws any part of the Letter of Credit, Tenant, upon demand, shall deposit with Landlord, an additional Letter of Credit or amendment to the existing Letter of Credit in the amount so applied, retained or drawn so that Landlord shall have the full amount of the Letter of Credit available at all times during the Term. If Landlord draws on the Letter of Credit in accordance with this paragraph, the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses that Landlord has suffered and is entitled to pursuant to this Lease and any unused proceeds shall constitute a cash security deposit (“Security Deposit”).
The Letter of Credit shall be in the form of an irrevocable standby letter of credit payable in the City of Minneapolis , Minnesota, running in favor of Landlord and issued by a solvent, nationally recognized bank under the supervision of the Commissioner of Banks and Real Estate of the State of Minnesota, or a national banking association. The form and terms of the Letter of Credit and the bank issuing the same shall be acceptable to Landlord, in Landlord’s sole discretion. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a draw by Landlord of any portion of the Letter of Credit, provided Landlord’s request for payment is made in accordance with this Lease.
Landlord shall return the Letter of Credit or any Security Deposit to Tenant within thirty (30) days after the Expiration Date, the delivery of possession of the Premises to Landlord in the manner required by this Lease and payment of all Rent due under this Lease. Landlord shall have the right to transfer the Letter of Credit or Security Deposit to any purchaser of the Project or any Holder at no cost to Landlord. Tenant shall look solely to such purchaser or Holder for the return of such Letter of Credit or Security Deposit and the provisions hereof shall apply to every transfer or assignment of the Letter of Credit or Security Deposit.
ARTICLE 24

SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS
Landlord and Tenant acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. Landlord and Tenant also recognize the risk of domestic or international threats or acts of violence, terrorism, and war which may require additional security measures in the day-to-day operation of the Project. The Tenant Parties assume the risk that any safety or security device, service, program or measures may not be effective, or may malfunction, or be circumvented by a criminal, terrorist or others and Tenant Parties shall obtain such insurance coverage as they desire to protect against such criminal or terrorist acts and other losses. Tenant shall cause the Tenant Parties to cooperate in any reasonable safety or security program developed by Landlord or required by Requirements including participation in evacuation drills performed by Landlord from time to time. Tenant, on behalf of all Tenant Parties, consents to the search of all persons entering or leaving the Project. The exercise of security measures by the Landlord and the resulting interruption of service to, or cessation or diminution of Tenant’s business, if any, shall not be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

ARTICLE 25

COMMUNICATIONS AND COMPUTER LINES
Tenant may install communications or computer wires, cables and related electronic signal transmission devices (collectively the “Lines”) in the Premises, provided such installation complies with the provisions of Article 9 of this Lease and such Lines do not interfere with the use of any then-existing Lines at the Project. Tenant shall contract with the Building Communications Provider for any Lines it requires in the Building risers. The Lines for any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation. Tenant’s rights under this Article 25 shall be subject to the rights of any regulated telephone company. Tenant shall pay all costs in connection with Tenant’s Lines. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Requirements or represent a dangerous or potentially dangerous condition.
Landlord or the Building Communications Provider may (but shall not have the obligation to) install new Lines at the Project, and reasonably allocate any Lines installed at the Project by Landlord or the Communications Provider. Landlord or the Communications Provider may charge Tenant for the costs attributable to lines installed for Tenant, or Landlord may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts) to the extent not an Excluded Expense.
Tenant shall not grant to any third party a security interest or lien in or on the Lines without the prior written consent of Landlord in each instance and any such security interest or lien granted without Landlord’s written consent shall be null and void. Except to the extent arising from its gross negligence or willful misconduct a Landlord Party, Landlord shall not be liable of Losses arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following line problems: (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant’s requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Project, by any failure of the environmental conditions or the power supply for the Project to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any such line problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.
The Building will contain a multi-carrier in-Building distributed antenna system (“DAS”) for the benefit of all tenants. Tenant is responsible for maintaining the integrity of the DAS in the Premises. The system includes antennas installed below, through, and/or above the ceiling, connected by coaxial cable, splitters, and other components which are housed in blue-colored conduit (except in areas with open-ceiling designs) and junction boxes. Prior to commencement of any Tenant Improvements or demolition Tenant shall submit proposed floor plans to the operator of the DAS for radio frequency (RF) engineering review. Tenant is responsible for any changes, additions, or repairs needed to maintain the integrity of the DAS as a result of the demolition or Tenant Improvements. Only the operator of the DAS is authorized to relocate, add to, remove, or otherwise modify any portion of the DAS. This paragraph applies to any Tenant Improvements. Tenant shall not contract with another person for the provision of enhanced cellular service within the Premises or the Project.
Landlord has contracted with ExteNet Systems, Inc. (the “Building Communications Provider” to be the exclusive provider of the communications backbone and DAS for the Project. The Building Communications Provider will install fiber and other cables from the from the communications points of entry into the Building to a “meet me room” and from the meet me room to the communications closets on each floor of the Building and other telecommunications equipment to permit communications providers to provide telecommunications services to the tenants of the Building. Tenant shall not be permitted to install its own fiber and other telecommunications cables in the Building outside the Premises except for connection to the telecommunications closet on the floor containing the Premises. Tenant shall contract with the Building Communications Provider for its telecommunications requirements. Landlord may change the identity of the Building Communications Provider from time to time.
ARTICLE 26

HAZARDOUS MATERIALS
Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Material upon or about the Project, or permit Tenant’s Parties to engage in such activities upon or about the Project. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such Permitted Use of the Premises, strictly in accordance with applicable Law and the manufacturers’ instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Project, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Requirements or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Project upon expiration or earlier termination of this Lease.
Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other

Project, (ii) any demand or claim made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matter where Tenant is required by Requirements to give a notice to any Governmental Authority regarding Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law.
If any Hazardous Material is released, discharged or disposed of by Tenant or any Tenant Party on or about the Project in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Requirements clean up and remove the Hazardous Material from the Project and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord.
ARTICLE 27

PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES
Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant’s Property located in the Premises, and any Tenant Improvements that are considered personal property by the applicable Governmental Authorities. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant’s Property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on Rent or services provided herein or otherwise respecting this Lease.
ARTICLE 28

ESTOPPEL CERTIFICATES
From time to time within ten (10) Business Days after written request from Landlord Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, substantially in the form of Exhibit D, (or such other form as may be required by any prospective Mortgage

Holder, insurance carriers, creditors, rating agencies and purchasers of the Project, or any portion thereof). Any such certificate may be relied upon by such prospective Mortgage Holder, insurance carriers, creditors, rating agencies and purchasers of all or any portion of the Project. If Tenant shall fail to timely execute and return an estoppel certificate which has been delivered to Tenant, Tenant shall be deemed to have agreed with the matters originally set forth in the certificate delivered to Tenant.
ARTICLE 29

MISCELLANEOUS PROVISIONS
Section 29.1Mortgagee’s Consent. If Mortgage Holder requires a modification of this Lease which will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then Tenant agrees to execute an amendment and other documents that are reasonably required by Mortgage Holder and to deliver the amendment and other documents to Landlord within ten (10) Business Days after Landlord’s request for such documents. At the request of Landlord or Mortgage Holder, Tenant agrees to execute and deliver to Landlord a short form of Lease within ten (10) Business Days after Landlord delivers the form to Tenant. Except as provided in the preceding sentence, Tenant shall not record or permit any person acting by through, under or on behalf of Tenant to record this Lease or any memorandum, affidavit or other writing with respect thereto.
Section 29.2Offer. Landlord’s submission and negotiation of this Lease shall not be deemed an offer to lease the Premises to Tenant but Tenant’s execution and delivery of this Lease to Landlord will be an offer to lease the Premises on the terms and conditions of this Lease which offer may not be withdrawn until the date that is fifteen (15) Business Days after Tenant’s execution and delivery of this Lease to Landlord. During such fifteen (15) Business Day period, and in reliance on the foregoing, Landlord may (and shall only if required by applicable Requirements), deposit any Letter of Credit or Security Deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.
Section 29.3Interpretation. All words used herein including “Landlord” and “Tenant” shall include whenever the circumstances or context require the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The words “include”, “includes”, or “including” as used herein shall be deemed to be followed by the words “without limitation” and the words “unreasonably withheld” shall be deemed to be followed by “delayed or conditioned”. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
Section 29.4Tenant Financial Statements. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that are not public information and that Tenant designates to Landlord as confidential except (i) to the Mortgage Holder or prospective mortgagees or purchasers of the Building, (ii) in litigation between Landlord and Tenant, and (iii) if required by law (including securities laws) or court order. Tenant shall not be required to deliver the financial statements required under this Section 29.4 more than once in any twelve (12) month period unless an Event of Default exists under this Lease.
Section 29.5Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 13 of this Lease.
Section 29.6No Air Rights. This Lease does not grant Tenant any rights to any view or to light or air over any property, whether belonging to Landlord or any other person. Landlord shall not have any liability to Tenant and Tenant’s obligations under this Lease shall not be affected, if at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project.
Section 29.7Attorneys’ Fees. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law..
Section 29.8Quiet Enjoyment. Subject to all other terms, covenants and conditions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord if Tenant timely pays the Rent and performs the terms, covenants and conditions hereunder.
Section 29.9Transfer of Landlord’s Interest. Landlord shall have the right to transfer all or any portion of its interest in the Project or Building and in this Lease and upon such transfer, Landlord shall automatically be released from all liability under this Lease to the extent the transferee assumes the performance of Landlord’s obligations under this Lease and Landlord shall not be responsible for the return of any Letter of Credit or Security deposit transferred to such Transferee

Section 29.10Force Majeure. Notwithstanding anything in this Lease, neither party shall be chargeable with, or liable to the other for any failure to perform or delay caused by any of the following (“Force Majeure Delays”): fire; earthquake; explosion; flood; hurricane; the elements; act of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; enforcement of Requirements; war, terrorist act or acts, invasion; insurrection; rebellion; riots; strikes or lockouts; inability to perform, control or prevent which is beyond the reasonable control of that party; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by that Party; provided, however, lack of funds shall not be deemed a Force Majeure Delay nor may Force Majeure Delays be used to excuse payment of Rent when due.
Section 29.11Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. This Lease does not give Tenant the right to encumber the title of Landlord or to subject Landlord’s title to the Project to any liens or encumbrances whether claimed by operation of law or express or implied contract.
Section 29.12Relationship of Parties. This Lease does not create and shall not be construed to create the relationship of principal and agent, partnership, joint venturer or any association or any other relationship between the parties to this Lease other than as Landlord and Tenant.
Section 29.13Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
Section 29.14No Warranty. Except as expressly provided in this Lease, Tenant has not relied on any statements, representations, or warranties by Landlord’s Parties including any representation as to the amount of any item comprising Additional Rent, the amount of the Additional Rent in the aggregate or services provided to other tenants, the condition of the Premises, the Building or the Project or their suitability for the conduct of Tenant’s business.
Section 29.15Landlord Exculpation. The liability of the Landlord’s Parties to Tenant under this Lease or any amendment, supplement or modification of this Lease or any document relating to this Lease (collectively “Lease Documents”) shall be limited solely and exclusively to Landlord’s interest in the Project. No Landlord Party shall have any personal liability under the Lease Documents, and Tenant hereby expressly waives and releases such personal liability on behalf of all Tenant Parties. This Section 29.15 shall inure to the benefit of the Landlord’s Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of a Landlord Party (if Landlord Party is a partnership), or trustee or beneficiary (if such Landlord Party or any partner of such Landlord Party is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any provision of this Lease, no Landlord Party shall be personally liable under any circumstances for injury or damage to, or interference with, Tenant’s business, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring and no Landlord Party shall be liable for consequential, special or exemplary damages.

Section 29.16Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
Section 29.17Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
Section 29.18Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Minnesota and that Tenant has full right and authority to execute and deliver this Lease and each individual is authorized to execute and deliver the Lease on behalf of Tenant. Within ten (10) days after execution of this Lease, Tenant shall deliver to Landlord satisfactory evidence of such authority and, upon demand by Landlord, satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of Minnesota. Tenant represents and warrants that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.
Section 29.19Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of Minnesota. IN ANY ACTION OR PROCEEDING ARISING UNDER THIS LEASE, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN HENNEPIN COUNTY, THE STATE OF MINNESOTA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MINNESOTA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
Section 29.20Brokers. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the Initial Brokers whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, thru, or under the indemnifying party.
Section 29.21Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
Section 29.22Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
Section 29.23Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.
Section 29.24Notices. Except as otherwise expressly provided in this Lease, all notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to the appropriate party at the Notice Address, or to such other place as such party may from time to time designate in a Notice delivered to the other party, or to such place as Landlord designates. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by certified or registered Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made.
Section 29.25No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.
Section 29.26OFAC Representation. Tenant warrants, represents and covenants to Landlord that neither Tenant nor any person or entity holding any legal or beneficial interest whatsoever in Tenant is or will become a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including but not limited to the September 24, 2001, Executive Order Blocking Property and Prohibiting

Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental actions, and Tenant further represents, warrants and covenants that it shall not engage in any dealings or transactions or be otherwise associated with such persons or entities. If the foregoing representations or warranties are untrue at any time during the Term or if Tenant breaches the foregoing covenants at any time during the Term, a Default will deemed to have occurred, without the necessity of notice to Tenant.
[Signatures commence on the following page.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Lease Date.

LANDLORD: 601MINNESOTA MT LLC, a Delaware limited liability company By: _____________________________ Its: Manager	TENANT: SEZZLE INC., a Delaware corporation By: Its:

APPENDIX I

ADDITIONAL DEFINITIONS
“Affiliate” shall mean for any person, any business entity which controls, is controlled by, or is under common control with such person with “control” meaning the ownership of not less than fifty percent (50%) of all of the ownership or voting interests of business entity.
“Alterations” shall mean any modification, change, alteration, improvement, replacement, demolition, or addition to the Building and Project including any Repairs requiring the approval of the Historical Authorities.
“Amenities” shall mean those portions of the Building and adjoining property that Landlord provides for the use of its tenants and agents and their employees. The conference center shall be available on a first come first served basis. Tenant and others may reserve use of certain of the Amenities after Building Hours for an additional charge. Landlord may impose reasonable charges for the use of the fitness center and conference center during Building Hours. Landlord reserves the right to assess usage of the Amenities throughout the Term as the Building demand shifts and Landlord reserves the right to change the use, size and design of the Amenities to better serve the Building tenancy. Landlord shall not be in default under this Lease and shall not be liable to Tenant if all or any of the Amenities are not provided during the Term. Tenant’s obligations under this Lease (other than the fee obligations set forth above) shall not be conditioned on the availability of all or any of the Amenities.
“Bankruptcy Event” shall mean (i) the general assignment for the benefit of creditors by Tenant or any Guarantor, (ii) the filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease, (v) the convening of a meeting of Tenant’s or Guarantor’s creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (vi) insolvency or admission of an inability to pay Tenant’s or Guarantor’s debts as they mature.
“Base Building” shall mean the structural portions of the Building (including exterior walls, roof, structural supports and core of the Building), the Building Systems, Common Areas, and the public restrooms, elevators, exit stairwells and the Building Systems located in the internal core of the Building.
“Building Systems” shall mean the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator, chilled water and other service systems or facilities of the Building up to the point of connection to localized distribution to the premises of tenants (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical,
Appendix I - 1

electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the Base Building risers, feeders, panelboards, etc. for provision of such services to the premises of tenants).
“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed by the federal government as a legal holiday.
“Common Areas” shall mean those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and others. On multi-tenanted floors, Common Areas include the elevator lobbies, common corridors and building restrooms.
“Comparable Buildings” shall mean office buildings of comparable age and quality to the Building in the Minneapolis Central Business District.
“Excluded Expenses” shall mean (i) management fees in excess of three percent (3%) of the gross revenues from the Project, (ii) depreciation, amortization and capital expenditures including capital expenditures to acquire easements, additional land or development rights except for amortization of capital expenditures (x) made primarily to reduce Operating Expenses (and in which the projected savings to Operating Expenses exceeds the costs), (y) made to comply with any changes in Requirements first enacted or applicable to the Building after the Delivery Date, or (z) for replacements (as opposed to additions or new improvements) of non-structural items located in the interior Common Areas of the Project required to keep such areas in good condition with such capital expenditures (together with reasonable financing charges) amortized for purposes of this Lease over the shorter of (A) their useful lives or (B) in the case of clause (x) above, the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, (iii) interest, principal payments, fixed rent on Mortgages and other debt and fixed and or percentage rent on ground leases, (iv) bad debt or rent losses or reserves for such losses, (v) fines, penalties and interest on late payments by Landlord, (vi) Taxes, franchise taxes and income and other taxes determined based on Landlord’s net income, (vii) costs that are reimbursed from insurance, warranty or condemnation proceeds or are reimbursed by Tenant, other tenants or occupants of the Project, Governmental Authorities or third parties (other than pursuant to rent escalation provisions similar to Additional Rent), (viii) costs related to the operation of the entity constituting Landlord as distinguished from the costs of operation of the Project including annual audit and accounting costs, (ix) legal, accounting, appraisal and other costs related to disputes with actual or prospective tenants, lenders, buyers or owners and in defending Landlord’s title to the Project and costs of selling, syndicating, financing, mortgaging or hypothecating Landlord’s interest in the Project; (x) wages and benefits paid to (a) personnel above the level of general manager of the Project, and (b) employees who do not work full time at the Project unless such wages and benefits are adjusted to reflect time spent on the Project; (xi) unless limited by other provisions of this Section, costs paid to Landlord or its Affiliates for services, work or goods in excess of the costs that would be payable in an arms-length or unrelated situation for comparable services, goods or work, (xii) fines and penalties incurred as a result of a Landlord violation of Requirements, including the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord (other than a liability for amounts otherwise includable in Operating Expenses hereunder) and all expenses incurred in connection therewith, (xiii) costs incurred because Landlord or another tenant violated the terms of any lease for space in the Building, (xiv) Leasing Costs, (xv) costs associated with the correction of defects
Appendix I - 2

(patent or latent) in the Building as of the Commencement Date, (xvi) costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials or asbestos containing materials in the Building as of the Delivery Date, (xvii) any costs or expenses incurred in connection with services or other benefits (A) of a type not provided to Tenant (or provided to Tenant at separate or additional charge) but that are provided to another tenant or occupant of the Building, or (B) provided to other tenants or occupants of the Building at a level greater than that provided to Tenant without separate or additional charge, in which case such expenses shall be excluded from Operating Expenses to the extent such expenses exceed the amount which would have been incurred to provide such services or other benefits to such other tenant or occupant at the same level as such services or other benefits are provided to Tenant, (xviii) advertising and marketing expenses, (xix) Taxes, and any other taxes or similar charges that are expressly excluded from the definition of Taxes under this Lease, (xx) except for Amenities, the cost of installing, operating and maintaining any specialty facility, such as an observatory, lodging, broadcasting facilities, luncheon club, athletic or recreational club, child care facility, auditorium, cafeteria or dining facility, conference center or similar facilities, including any commercial concessions operated by Landlord, its subsidiaries or Affiliates, including taxes and compensation paid to attendants or other persons and/or all fees paid to any parking facility operator (on or off site) and/or incurred in connection with the operation of any parking facility or area in the Building but the foregoing shall not exclude the cost of services and Repairs provided to such facilities other than parking facilities to the extent such services are provided to Tenant, (xxi) voluntary political or charitable contribution, and (xxii) to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties.
“Governmental Authority” shall mean the United States of America, the Historical Authorities, the City of Minneapolis, County of Hennepin, or State of Minnesota, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Project.
“Ground Lease” shall mean the Ground Lease dated June 1, 2005, by and between Landlord, as tenant, and U.S. Bank National Association, a national banking association, as Trustee under the Last Will and Testament of Hattie L. Knoblauch, deceased, as landlord, as amended, modified, extended and restated from time to time (the “Ground Lessor”). The Ground Lease shall be considered a ground lease for purposes of Article 16.
“Hazardous Materials” shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.
Appendix I - 3

“Landlord’s Parties” shall mean Landlord, and its direct and indirect managers, members, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors.
“Lease Concessions” shall mean any concessions provided by Landlord in connection with the leasing of space in the Project including rent abatements and credits, lease assumption or take over expenses, costs to improve space for tenants or prospective tenants, architectural, engineering and space planning fees and tenant improvement allowances.
“Leasing Costs” shall mean Lease Concessions, leasing commissions or brokerage fees, and legal fees incurred in negotiating and documenting leases and lease amendments.
“Lease Month” shall mean each calendar month during the Term. If the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the Monthly Base Rent rate applicable for such partial month.
“Lease Year” shall mean each consecutive period of twelve (12) Lease Months.
“Losses” shall mean any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.
“Market Rent” shall mean the fair market annual rental rate per rentable square foot for the space and term in question determined as of the applicable date set forth in this Lease, based on comparable spaces and comparable terms in the Building and in Comparable Buildings, including all of Landlord’s services provided for in this Lease, and with the space in question considered as vacant and in its “as is” condition existing on the applicable date. Market Rent shall include an annual increase in Base Rent over the term in question. The determination of Market Rent shall be further adjusted as necessary to take into account all relevant factors, including but not limited to any Lease Concessions (or the absence thereof) to be provided by Landlord for the space and provided by Landlord under leases of comparable spaces in Comparable Buildings and term in question and the manner in which Tenant pays its share of real estate taxes or operating expenses of the Building. If the Market Rent is to be determined for an Extension Term, then only terms for a comparable renewal or extension term shall be taken into account.
“Master Lease” shall mean the Master Lease dated as January 23, 2019 between 601W Companies Minnesota LLC, as landlord (“Master Lessor”) and Landlord, as tenant for the Project, as amended, extended, restated or modified from time to time. The Master Lease shall be considered a ground lease for purposes of Article 16.
Appendix I - 4

“Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Project or any part thereof and all renewals, modifications, consolidations, replacements or extensions thereof.
“Mortgage Holder” shall mean the holder of the Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.
“Operating Expenses” shall mean all commercially reasonable out-of-pocket expenses, costs and amounts of every kind and nature which Landlord incurs, pays or accrues during any calendar year for the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof calculated in accordance with sound and reasonable accounting principles as generally applied by landlords of Comparable Buildings, which may include generally accepted accounting principles, consistently applied (“GAAP”). Operating Expenses include the cost of (i) operating, maintaining and repairing the Common Areas other than Amenities in the Building, Building Systems and other portions of the Base Building; (ii) licenses, certificates, permits and inspections and the contesting compliance with Requirements, (iii) all insurance maintained by Landlord in connection with the Property; (iv) landscaping, relamping, and all supplies, tools, equipment and materials for the Property, (v) operating, maintaining and repairing the Amenities in the Building including Market Rent for the space used by the Amenities’ (whether or not such rent is actually paid) net of any gross revenue received from such Amenities, (vi) management fees, consulting fees, legal fees, accounting fees and fees and other amounts paid to contractors, consultants, and service and utility providers; (vii) Market Rent for up to 5,000 square feet of the Project’s management office (whether or not such Market Rent is actually paid); (viii) rent for equipment and other personal property at the Project (ix) compensation, benefits, employment taxes and other costs for employees of Landlord and its agents working on the Project; (x) replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs, sidewalks, and other walkways, roof repairs; (xi) cost of any tenant relation programs reasonably established by Landlord, (xii) payments under Requirements, and (xiii) the leasing or rental costs of any rotating or other art program for the Project. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any calendar year, Landlord shall make an appropriate adjustment to the components of Operating Expenses that vary with occupancy for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not include Excluded Expenses.
“Prime Rate” shall mean the Prime Rate as published in the Money Rates section of The Wall Street Journal from time to time. In the event The Wall Street Journal no longer publishes a Prime Rate of interest, Landlord shall select a comparable equivalent.
Appendix I - 5

“Project” shall mean means the 6-story Victorian Building and 12-story Art Deco Building located at 700 Nicollet Mall, Minneapolis, Minnesota, commonly known as “The Dayton’s Project,” and all hereditaments and appurtenances.
“Recurring Rent” shall mean Base Rent and Additional Rent.
“Rent” shall mean Recurring Rent and all other amounts payable to Landlord under this Lease.
“Requirements” shall mean all (i) present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of all Governmental Authorities, including the, the Rehabilitation Standards, the Americans With Disabilities Act, 42 U.S.C. §12,101 (et seq.), the Environmental Barriers Act, 410 ILLS, 25/1-8 (et seq.) and any law of like import, and all rules, regulations and government orders with respect thereto (“ADA”), and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, (ii) any requirements of applicable fire rating bureau or other body exercising similar functions, affecting the Project or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Project including Landlord’s insurance policies, (iv) all rules, regulations and requirements of utility service providers serving the Project; and (v) the terms of any recorded easements, covenants, conditions and restrictions now or hereafter affecting the Project,
“RSF” shall mean rentable square footage determine as provided in Section 2.4.
“Rules” shall mean the rules and regulations attached to this Lease as Appendix III, Landlord’s contractor rules and regulations, the Tenant Criteria Manual and any amendment or supplement to thereto in accordance with Article 6.
“Specialty Alterations” shall mean Lines, full service kitchens, executive bathrooms, raised computer floors, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, and other Tenant Improvements of a similar character installed in the Project by or on behalf of Tenant.
“Substantial Completion or Substantially Completed” shall mean for work or construction performed by any party, that such work or construction has been completed, as reasonably determined by Landlord or Landlord’s architect, in accordance with (a) the provisions of this Lease, (b) the approved plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises or Building (“Punch List Items”). Work or construction shall be deemed Substantially Complete even though certain other portions of the Building, which do not interfere with Tenant’s efficient conduct of its business, have not been fully completed, and even though Tenant’s Property and Lines have not been installed if the purchase and installation of such Tenant Property and Lines are Tenant’s sole responsibility.
“Tangible Net Worth” shall mean the excess of an entity’s total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles
Appendix I - 6

consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.
“Taxes” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof) payable in a calendar year in connection with the ownership, leasing and operation of the Project without regard to the year for which such Taxes were assessed or imposed. Taxes shall include the cost (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income unless such net income taxes are imposed in lieu of Taxes, any items included as Operating Expenses, and any items paid by Tenant under Article 27 of this Lease.
“Tenant Contractors” shall mean any general contractors, subcontractors at any level, material suppliers and service providers performing Alterations or Repairs or providing services in the Premises to or on behalf of Tenant or any Tenant Party.
“Tenant Parties” shall mean Tenant and any person claiming by, through or under Tenant and each of their contractors, subcontractors, agents, servants, employees, invitees, subtenants or licensees.
“Tenant Improvements” shall mean the Tenant Work, any Alteration to the Premises performed by or on behalf of Tenant and any other Alterations performed by prior tenants of the Premises (but excluding the Base Building).
“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building.
“Tenant Work” shall mean the work to be performed in the initial Premises by or on behalf of Tenant as further described in the Tenant Work Letter.
“Transfer” shall mean an assignment, mortgage, pledge, encumbrance, or other transfer of Tenant’s interest in this Lease or Premises, whether by operation of law or otherwise including a sublease of all or part of the Premises and the use or occupancy of all or a part of the Premises by others (whether for desk space, mailing privileges or otherwise). If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the ownership interests in Tenant shall be deemed a Transfer unless the ownership interests of Tenant are publicly traded on a nationally recognized stock exchange. A Transfer
Appendix I - 7

shall be deemed to include (x) the issuance of new ownership interests other than pursuant to a public offering which results in a majority of the ownership interests in Tenant being held by a person or entity which does not hold a majority of the ownership interests in Tenant on the Effective Date and (y) the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions or the merger or consolidation of Tenant into or with another business entity. Any modification, amendment or extension of a sublease and/or any other agreement by which an entity agrees to assume the obligations of Tenant under this Lease shall be deemed a Transfer and a sublease.
“Transferee” shall mean the other party in a Transfer including an assignee, sublessee or other occupant of the Premises.
Appendix I - 8

APPENDIX II

THE DAYTON’S PROJECT TENANT CRITERIA MANUAL
TO BE ATTACHED
Appendix II - 1

APPENDIX III

RULES
1.On Saturdays. Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall reasonably determine from time to time, access to the Building or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Project may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs not included in Amenities, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant’s business unless such persons are engaged in activities which are illegal or violate these Rules. Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.
2.Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction (collectively (“signs”) on any part of the outside or inside of the Project, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord and the Historical Authorities, if applicable, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all signs not so installed or approved without notice to Tenant.
3.Tenant shall not in any manner use the name of the Building or Project for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord’s express consent in writing.
4.Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.
5.Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at reasonable times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project
Appendix III - 1

by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Building shall have rubber wheels.
6.Tenant shall not overload any floor or part thereof in the Premises, or the Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant’s expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
7.Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.
8.Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load than such safe capacity.
9.Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from persons approved by the Landlord. Any person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Project.
10.The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.
Appendix III - 2

11.The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord’s prior written consent.
12.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).
13.Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises specified in the Lease.
14.Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.
15.Tenant shall conduct no auction, fire or “going out of business sale” or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant’s creditors.
16.Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Building, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).
17.Tenant shall not carry on any business, activity or service except those ordinarily embraced within the Permitted Use of the Premises specified in the Lease. Without limiting the generality of the foregoing, Tenant shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (ii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iii)
Appendix III - 3

place any radio or television antennae other than inside of the Premises, (iv) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (v) use any source of power other than electricity, (vi) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (vii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building, (viii) make or permit objectionable noise or odor to emanate from the Premises, (ix) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, (x) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xi) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Building or violate the certificates of occupancy issued for the premises or the Building, (xii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) or (xiii) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Building or the occupants of neighboring property.
18.Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Project which coverings are the MechoShade roller shade system with shade fabric SoHo Collection 1600 Series (3% open), Color 1619 Sullivan..
19.Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Project. Tenant assumes full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.
20.Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with reasonable regulations for their use established by Landlord.
21.No smoking (including smoking of tobacco, marijuana and e-cigarettes) is allowed at the Project except in designated locations specified by Landlord.
22.Tenant shall not harass, discriminate against, or retaliate against any employee or other occupant of the Building because of his or her race, national original, age, sex, religion, disability, marital status, or other category protected by law. In the event of any complaint made to Landlord or property management with respect thereto, the parties agree to cooperate in the prompt investigation and resolution of such complaint. If any such person is a threat to another person, the building manager has a right to refuse the offending person access to the Building.
23.Tenant assumes all responsibility for injury to persons and damage to property from the use of amenities in the Project by any Tenant Parties including any such injury or
Appendix III - 4

damage resulting from the use of alcohol in such areas. Tenant shall comply with all posted signs and other rules for the use of the amenity areas
24.During the Term and for a period of 1 year thereafter, Tenant will not (a) encourage any employee, contractor or consultant of Landlord or Landlord’s property manager or any of their affiliates to reduce or cease its/his/her relationship with Landlord, Landlord’s property manager, or their affiliates, (b) solicit any employee, contractor or consultant on behalf of any person or entity other than Landlord, or (c) hire any employee, contractor or consultant of Landlord, Landlord’s property manager, or their affiliates.
25.During the Term, Tenant shall not (and Tenant shall take such steps as are necessary to ensure that Tenant’s employees and agents do not) make any statement regarding Landlord, Landlord’s property manager, or any of their affiliates, or any of their employees or agents, whether verbally, in writing, electronically or otherwise, that portrays any of them (or any services provided by any of them) in a negative light. This rule does not restrict the right to make any statement to Tenant’s attorney or to a governmental agency.
All references to Tenant in the above Rules shall also mean any Tenant Party.
Appendix III - 5

APPENDIX IV

HVAC STANDARDS
The Building System providing HVAC is designed to maintain average temperatures during Building Hours (and after Substantial Completion of the Tenant Work such other hours as HVAC is required or requested to be provided) of (i) not less than 70° F. dry bulb plus or minus 2 ° F during the heating season when the outdoor temperature is not less than -14.9° F. dry bulb and (ii) not more than 75° F. dry bulb plus or minus 2° F. during the cooling season when the outdoor temperatures are 91° F. dry bulb and 73.2° F. wet bulb. The Landlord shall also provide approximately 1.0 CFM per useable square foot primary temperature air supply.
The Building System providing HVAC is designed based upon (i) electrical usage of 6 watts per usable square foot demand load (exclusive of electricity for Building Systems) for all purposes (lighting and power); (ii) a population load per floor of not more than one person per 100 square feet of useable area per floor for all purposes (other than in dining and other special use areas), and (iii) 0.25 CFM ventilation square foot. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or arrangement of partitioning (other than in connection with Tenant Improvements installed by Landlord) which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises, at Tenant’s expense.
Appendix IV - 1

APPENDIX V

CLEANING STANDARDS
NIGHTLY:
•Empty all trash receptacles and wipe clean as necessary. Remove trash from area to designated location within the premises. Remove recyclables to designated locations per building instructions. Replace liners as necessary (supplied by Manager).
•Vacuum main traffic aisles, reception areas, elevator lobbies, freight lobbies and soiled areas. Traffic vacuum all other carpeted areas. Spat clean carpets to remove spills and stains. Report stains to Manager that are not removable.
•Dust mop all hard surface flooring with a treated cloth mop to remove dust and debris. Spot damp all hard surface flooring to remove spills, stains, heel marks, etc. Sweep all computer room raised flooring.
•Using a treated dust cloth, dust partitions, desk, chairs (including arms and legs), cabinets, windowsills, fire extinguishers, pictures frames, and other low level horizontal surfaces, within reach, but not limited to the above list. Glass table and desktops to be cleaned to remove fingerprints, coffee stains, etc. Do not touch computer equipment.
•Remove debris from elevator saddles, door tracks, etc. Polish as needed.
•Dust bookshelves with a treated cloth.
•    Clean glass areas adjacent to doors to remove spots, smudges, finger marks, etc.
•Clean and sanitize telephones using an approved germicidal cleaner.
•Clean and sanitize drinking fountains, water coolers, and coffee unit tables, (excluding cups, coffee urns, pots, etc.) using an approved germicidal cleaner.
•Spot clean interior partition glass to remove spots, smudges, etc
•Damp wipe and towel dry conference room tables.
•Clean glass areas adjacent to doors to remove spots, smudges, finger marks, etc.
•Remove fingerprints from tenant entrance glass doors and sidelights.
In employee lounges:
•    Wet wipe clean all counter tops and table tops.
•    Sweep or vacuum debris from floors.

Appendix V - 1

•    Empty all trash, and wipe down trash receptacles.
•    Clean and polish sinks and fixtures.
•    Damp wipe clean outside of coffee makers, microwaves and refrigerators.
•    Keep janitor closets free of debris; report any closet problems (sinks, lights, door locks) to Manager daily.
•    Keep janitor closet doors locked at all times when nightly cleaning is not being performed.
•Restock building standard hand towel products (supplied by Manager).
WEEKLY:
•    Dust all door louvers, baseboards, chair rails, etc. with a treated cloth.
•    Fully vacuum all carpeted areas. Edge and vacuum under furniture where accessible, moving light furniture, other than desk, credenzas, file cabinets, etc.
•    Damp mop hard surface floors and raised computer room flooring.
•    Spot brush and/or spot vacuum upholstered furniture.
•    Clean and/or dust all closets and coatrooms.
•    Clean fire extinguisher and hose cabinets inside and out.
MONTHLY:
•    Spot clean walls, doors, door casings, light switch plates, push plates, kick plates and handrails.
•    Spray buff tile floor areas.
QUARTERLY:
•    Perform high dusting of air conditioning vents, louvers, registers, pictures, light fixtures, doorways, cabinets, selves, files and moldings not reached in nightly cleaning.
•    Strip and refinish all hard surface floors using an approved non-slip floor finish. Remove splash marks from doors, walls, elevator doors, furniture and baseboards, and table/chair legs.
•    Vacuum upholstered furniture and all draperies.
•    Thoroughly dust wipe all blinds with a treated cloth.
•    Completely wash all partition glass and tenant entrance glass.
Appendix V - 2

PERIODIC
•    Wash exterior windows at least 1 time per year

Appendix V - 3

APPENDIX VI

PROHIBITED USES
Any use or occupancy of the Premises that in Landlord’s reasonable judgment would: (a) cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Premises; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; or (d) violate the certificate of occupancy issued for the Premises or the Building; or (e) materially adversely affect the first class image of the Building.
Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant, tavern or bar; (ii) the preparation, consumption, storage, manufacture or sale of food, liquor or beverages (except in connection with any type of food service facility installed solely and exclusively for the use of Tenant Permitted Parties in the Premises and invitees), tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom, other than for Tenant’s employees; (v) lodging or sleeping or any residential use; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment); (vii) offices of a foreign government; (viii) a barber, beauty or manicure shop; (ix) an employment agency, executive search firm or similar enterprise; (x) offices of the City of Minneapolis or the State of Minnesota or of any other Governmental Authority, or a non-profit, the United Nations, or any agency or department of; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public; (xii) any facility performing abortions; (xiii) any pornographic, indecent or immoral use or purpose including, without limitation, an establishment selling or exhibiting pornographic materials or drug related paraphernalia or an adult theatre or live performance theatre exhibiting nude or lewd performers or performances or lascivious behavior; (xiv) any illegal purposes or any activity constituting a legal nuisance; (xv) a fire sale, bankruptcy or going out of business sale (unless permitted pursuant to a court order with proper permits issued by the City of Minneapolis); (xvi) a mortuary or funeral home; (xvii) a carnival or flea market; (xviii) an off-track betting store or parlor; (xix) a pawn shop or currency exchange; (xx) a deep discount store; (xxi) a bowling alley, disco, nightclub, pool or billiard hall, dance hall or amusement or video arcade; (xxii) a massage parlor; (xxiii) a gun shop or firing range; (xxiv) a salvage shop; (xxv) a methadone clinic or drug or alcohol dependency clinic or rehabilitation institute; (xxvi) a dry cleaner or other use which produces odors that emanate beyond the Premises; (xxvii) a retail branch banking facility; or (xxviii) for the operation or conduct, in whole or in part, as a pharmacy,
The following Prohibited Uses apply to an EY Competitor (i) no space on the fifth (5th) floor of the Building may be leased, subleased or used by an EY Competitor, (ii) no EY Competitor may install signage on the outside of the Building other than on the plaque sign near the entrance or, if such EY Competitor occupies less RSF in the Building than Ernst & Young U.S. LLP, any signage in the Building lobby other than listings in the Building directory, if any and (iii) the Building may not be named after an EY Competitor. For purposes of this paragraph an EY Competitor means (1) any entity operating as Deloitte, PwC, KPMG, BDO, Grant
Appendix VI - 1

Thornton, Accenture, IBM or McKinsey, or (2) any successor to any of the entities listed in clause (1).
No space on the eighth (8th) floor of the Building may be leased, subleased or used by a Conopco Competitor. For purposes of this paragraph, a Conopco Competitor means Procter & Gamble, Reckitt Benckiser, Beiersdorf, L’Oreal, Johnson & Johnson, Colgate Palmolive and Henkel. Conopco may update the Conopco Competitor list to include any successor to any of the then current Conopco Competitors effective as of January 1 and July 1 of each calendar year (each such date, the “Applicable Effective Date”) by delivering Notice to Landlord of such change not less than fifteen (15) Business Days prior to the Applicable Effective Date but in no event shall such list contain more than six (6) names.
No space in the Building may be leased, subleased, or used by a Prudential Competitor leasing less than 75,000 RSF in the Building. For purposes of this paragraph, Prudential Competitor means MassMutual, Ameriprise Financial and Allianz. Prudential may revise the list of Prudential Competitors only on January 1 of each calendar year during the term of its lease (each such date, the “Prudential Applicable Effective Date”) by Notice given to Landlord not less than fifteen (15) Business Days prior to such Prudential Applicable Effective Date; provided that in no event shall there be more than three (3) names on the Prudential Competitor list at any one time.
Appendix VI - 2

EXHIBIT A

OUTLINE OF PREMISES

Floorplan - Suite 640

11,498 RSF | Ceiling Height: 11'11"

LOUNGE
MEETING ROOM
RECEPTION/CAFE
LOUNGE
LOUNGE

10 Offices
60 Stations
70 Seats

7th Street
Nicollet
8th Street

Exhibit A - 1

EXHIBIT B

TENANT WORK LETTER
1.Acceptance of Premises. The provisions of this Tenant Work Letter generally apply to any Tenant Work performed by Tenant.
2.Working Drawings.
(a)Preparation and Delivery. Tenant shall provide to Landlord and the Historical Authorities for their approval, the final architectural and MEP working drawings of all improvements that Tenant proposes to install in the Premises; such working drawings to include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Requirements. The architect (the “Architect”) and engineer engaged by Tenant for the Tenant Work shall be acceptable to Landlord in Landlord’s reasonable discretion. In addition, Tenant shall provide Tenant’s proposed life safety plan for the Premises, which shall be subject to the review and approval of Landlord and the Building’s life safety vendor. Tenant’s life safety plan must be consistent and compatible with the Building Systems.
(b)Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) Business Days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) Business Days after such Notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.
(c)Historical Authority Approval. Tenant shall engage Heritage Consulting Group or NewHistory (“Historical Consultant”) as its consultant for the SHPO/NPS application and approval process and any required approval of the Working Drawings by the Commission on Minneapolis Landmarks (“Commission”). The fees of the Historical Consultant shall be part of the Total Construction Costs.
3.Landlord’s Approval; Performance of Work. If any Tenant Work will affect the Building’s structure or the Building Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Requirements, (b) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or the Building Systems, the exterior appearance of the Building, or the appearance of the Common Area, (c) such working drawings are sufficiently detailed to allow construction of the Tenant Work in a
Exhibit B - 1

good and workmanlike manner, and (d) Tenant Work conforms to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord and the Historical Authorities, as amended from time to time by any approved changes thereto, and “Tenant Work”)shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by Governmental Authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved by Landlord and the Historical Authorities and Tenant has obtained all necessary permits, Tenant shall cause the Tenant Work to be performed in accordance with the Working Drawings and applicable Requirements. Tenant may not commence construction of the Tenant Work until all such approvals and applicable and necessary permits have been obtained.
4.Contractors; Performance of Work. The Tenant Work shall be performed only by licensed Tenant Contractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All Tenant contractors shall be required to procure and maintain insurance required under the contractor rules and regulations. Certificates of such insurance, with paid receipts therefor and other documentation reasonably requested by Landlord, must be received by Landlord before the Tenant Work is commenced. All contracts between Tenant and a Tenant Contractor must explicitly require the contractor to (a) name Landlord and Landlord’s agents as additional insureds and (b) indemnify and hold harmless Landlord and Landlord’s agents. The Tenant Work shall be performed in a good and workerlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times that do not to interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All Tenant Contractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.). Landlord may require that, prior to performing any work in the Building, each Tenant Contractor execute a copy of Landlord’s Contractor Rules to evidence such contractor’s agreement to so comply. All work on the Building’s fire/life safety system and the Building risers must be performed by Landlord’s designated contractor. Tenant and the Tenant Contractors must adhere to the Building’s Rules and the Tenant Criteria Manual.
5.Construction Contracts.
(a)Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant (and reasonably approved by Landlord), which shall comply with the provisions of this Section 6 and provide for, among other things, (i) a one-year warranty for all defective Work; (ii) a requirement that Tenant’s Contractor maintain insurance in accordance with Landlord’s insurance requirements; (iii) a requirement that the contractor perform the Work in substantial accordance with the
Exhibit B - 2

Working Drawings and in a good and workmanlike manner; (iv) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (v) those items described in Section 6(b) (collectively, the “Approval Criteria”). Landlord shall have three (3) Business Days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to comply the objections and resubmit them to Landlord within two (2) Business Days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two (2) Business Days to notify Tenant whether it approves the revised construction agreements.
(b)All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s other construction contracts shall: (i) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (ii) require the Tenant Contractor to name Landlord, Landlord’s property management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Work, (iii) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord’s Mortgage Holder, and (iv) contain at least a one-year warranty for all workmanship and materials.
6.Change Orders. Tenant may initiate changes in the Tenant Work. Each such change must receive the prior written approval of Landlord and the approval of the Historical Authorities, if required by the Requirements, Landlord’s approval shall not be unreasonably withheld if such requested change satisfies the Plan Approval Standards. Tenant shall, upon completion of the Tenant Work, furnish Landlord with an accurate architectural “as-built” plan of the Tenant Work as constructed (in CAD format), which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Tenant Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
7.Walk-Through; Punchlist. When Tenant considers the Tenant’s Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) Business Days thereafter, Landlord’s Representative and Tenant’s Representative (each as identified in Section 12 below) shall conduct a walk-through of the Premises and the Project and identify Punch List Items for the Tenant’s Work. Neither Landlord’s Representative nor Tenant’s Representative shall unreasonably withhold his or her agreement on such Punch List items. The parties shall use reasonable efforts to cause their respective contractors to complete all Punch List items for their respective work obligations within thirty (30) days after agreement thereon.
8.Excess Costs. The entire cost of performing the Tenant Work (including design of the Tenant Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the Administrative Fees and Construction Fees set forth in Section 12 of this Exhibit, all of which costs are herein
Exhibit B - 3

collectively called the “Total Construction Costs”) in excess of the Tenant Improvement Allowance shall be paid by Tenant. Upon approval of the Working Drawings and selection of a general contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs.
9.Construction Allowance. Landlord shall provide to Tenant an amount not to exceed the Tenant Improvement Allowance to be applied toward the Total Construction Costs. No advance of the Allowance shall be made by Landlord until Tenant has first paid to the Tenant Contractors from its own funds (and provided reasonable evidence thereof to Landlord) the excess of the projected Total Construction Costs over the amount of the Tenant Improvement Allowance, plus the amount of the draw then being requested by Tenant. Thereafter, Landlord shall pay to Tenant the Tenant Improvement Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment with sworn statements of Tenant and the Tenant Contractors, (b) final or partial lien waivers, as the case may be, reasonably acceptable to Landlord from all Tenant Contractors for the Tenant Work, fully executed, acknowledged and in recordable form, (c) the Architect’s certification that the Tenant Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the Retainage, (w) “as built” drawings in both paper and AutoCad format; (x) the permanent certificate of occupancy issued for the Premises, (y) Tenant’s occupancy of the Premises, and (z) an estoppel certificate confirming such factual matters as Landlord or Mortgage Holder may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment less a ten percent (10%) retainage (“Retainage”) to Tenant within forty-five (45) days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until forty-five (45) days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Tenant Improvement Allowance during the pendency of any of the following: (1) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (3) the conditions to the advance of the Tenant Improvement Allowance are not satisfied, or (4) an Event of Default exists. The Tenant Improvement Allowance must be used (i.e. work performed and invoices submitted to Landlord) within six (6) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.
10.Reserved.
Exhibit B - 4

11.Construction Management. Landlord or its Affiliate or agent shall supervise the Tenant Work and coordinate the relationship between the Tenant Work, the Building, and the Building Systems. In addition, Tenant shall pay separately to Landlord costs of work orders and building services required in connection with performance of the Work and any Consent Fees.
12.Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon notice to the other:
Landlord’s Representative:    Kristin Longhenry
TRANSWESTERN
The Dayton’s Street Project
700 Nicollet Mall
Minneapolis MN 55402
Direct: 612.315.1819
Kristin.Longhenry@transwestern.com

Tenant’s Representative:

Telephone:
Telecopy:
13.Access. Tenant and its Contractors shall have use of the Building’s freight elevators when available for after-hours hoisting and dock access/space at Tenant’s cost, subject to scheduling and reasonable time limitations. To the extent Base Building construction is still ongoing on a given floor or in a given area, temporary restroom facilities will be provided during the construction/renovation process. After Substantial Completion of the Building, Tenant shall be responsible for its own restroom facilities. Landlord will provide sufficient access to the loading dock and freight elevator at all times during Tenant’s construction of its Premises.
14.Miscellaneous. To the extent inconsistent with Article 9 and Article 10 of this Lease, this Work Letter shall govern the performance of the Tenant Work and Tenant’s respective rights and obligations regarding the Tenant Work.
15.Risers and Building Automation. Tenant shall contract with the Building Telecommunications Provider for use of the communication backbone in the Building’s risers and related facilities. Furthermore, as part of the Tenant Work, Tenant shall coordinate with the Building’s vendor for building automation systems for all Tenant’s HVAC and other systems with the Building’s automation systems. To the extent applicable, Tenant shall work under the supervision and direction Landlord’s representative in order to be consistent and compliant with Building operations. Landlord may select a new vendor(s) to replace the building automation systems vendor and, in such event, Tenant shall work with the new Building vendor as provided herein.
Exhibit B - 5

EXHIBIT C

NOTICE OF LEASE TERM PROVISIONS
To:    _______________________
_______________________
_______________________
_______________________
Re:    Office Lease dated ____________, 2020 between 601 Minnesota MT LLC a Delaware limited liability company and _______________________, a _______________________concerning space on floor(s) __________ of the office building located at The Dayton’s Project, Minneapolis MN. All capitalized terms not defined herein shall have the meaning set forth in the Lease described in the preceding sentence.
Gentlemen:
In accordance with the Office Lease, we wish to advise you and/or confirm as follows:
1.The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.Rent commenced to accrue on ____________, in the amount of ____________.
3.If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.Your rent checks should be made payable to __________ at ______________.
5.The exact number of rentable/usable square feet within the Premises is _________ square feet.
6.Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is ____________%.

Agreed to and Accepted as of , 2023. “Tenant”: a By: Its:	“Landlord”: 601 Minnesota MT LLC, a Delaware limited liability company By: Its:
Exhibit C - 1

EXHIBIT D

FORM OF TENANT’S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of ___________, 2020 by and between 601 Minnesota MT LLC a Delaware limited liability company as landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at The Dayton’s Project, Minneapolis MN, certifies as follows:
1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.The undersigned currently occupies the Premises described in the Lease, the Term commenced on __________, and the Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project except as expressly provided in the Lease.
3.Base Rent became payable on ____________.
4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.Tenant shall not modify the Lease without the prior written consent of the Mortgage Holder.
7.All Monthly Base Rent, and Additional Rent (including estimated Additional Rent) have been paid when due through ___________. The current Monthly Base Rent is $_____________________.
8.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions except as expressly provided in the Lease.
9.No Rent has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit or Letter of Credit paid or provided to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit or Letter of Credit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit or the Letter of Credit.
Exhibit D - 1

10.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Minnesota and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.No Bankruptcy Event has occurred.
13.Tenant is in full compliance with all Requirements, state and local Laws, ordinances, affecting its use of the Premises, including, but not limited to, those Requirements regarding Hazardous Materials and the Rehabilitation Guidelines. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any Hazardous Material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any Requirements.
14.To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances including Tenant Improvement Allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the Project required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished.
Capitalized terms not defined herein shall have the meaning set forth in the Lease. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or any Mortgage Holder or to a prospective mortgagee, ground lessor or prospective purchaser, and acknowledges that Landlord, the Mortgage Holder and the prospective mortgagee, ground lessor or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part or approving other actions and that receipt by it of this certificate is a condition of making such loan or acquiring such property or approving such other actions.
Executed at ______________ on the ____ day of ___________, 20___.

“Tenant”: a By: Its: By: Its:
Exhibit D - 2

EXHIBIT E

MASTER LEASE CONSENT, RECOGNITION AND ATTORNMENT AGREEMENT
TO BE ATTACHED
Exhibit E - 1

EXHIBIT F

LEASE GUARANTY
N/A
Exhibit F - 1

EXHIBIT G

CONTRACTOR RULES AND REGULATIONS
CONTRACTOR PROCEDURES
OPERATIONS DETAIL
These guidelines consist of standard operating procedures with a main emphasis on communication.
Failure by any Contractor and its employees to comply with these rules and regulations could jeopardize the Contractor’s rights to work within the project.
I.    Landlord’s Representatives:
It is imperative that the Tenant Contractor maintain open and clear communication with all of the Landlord’s representatives while the space is under construction. We do not like surprises. When in doubt, talk to us!
Dayton Project Operations                        ____________
Property Management     Main Office Line, Transwestern    ____________
General Manager        ____________, Transwestern        ____________
Operations Manager        __________, Transwestern        ____________
Construction Coordinator    __________, Transwestern        ____________
Security Lead            ____________________________    ____________
Chief Engineer-HVAC    _____________            ____________
Dock                _____________            ____________
II.    Before Construction Begins:
A.    The Tenant Contractor should arrange to meet with the appropriate Building Management team member(s) to discuss the details of the project and review plans at least three (3) days prior to the start of construction.
B.    All contractors providing building materials for Tenant and Building Improvements within Dayton’s Project must provide documentation that all products are free of content, or contain no more than 1 percent asbestos. Typical product would include all:
•    Floor coverings and floor mastic
•    Drywall and joint compounds
Exhibit G - 1

•    Doors and millwork
•    Sealants and caulking
•    Ceiling tiles
•    Insulation and insulating products
•    Adhesives
•    Roofing felts, coating, and insulation materials
C.    The Contractor shall supply Building Management with the following:
1.    A Certificate of Insurance for the General Contractor and each Sub Contractor with liability policies naming Owner as certificate holder and additional insured as follows:
“__________________________________
2.    The names and contact information (including business and emergency numbers) of all Contractors and Subcontractors involved in the project.
3.    A copy of the Building Permit.
III.    Activity Authorization:
Daily/weekly construction activity must be approved at least 48 hours in advance of work via submittal of Daytons Project Construction Activity Authorization Request forms (available by request from Management Office).
IV.    Signage:
The Contractor is not allowed to post any sign aside signage as required by OSHA, city and or state codes, etc. for public safety or general warning.
V.    Restrooms/Elevators
A.    All construction personnel are to use the restrooms located in the lower level near the Operations Center. Do not used the Tenant restrooms.
B.    Please use your best effort to use the construction elevator when traveling between floors. Never use the general passenger elevators for transporting materials or tools.
C.    Large deliveries require freight elevator reservation in advance of the delivery/move. This shall be scheduled with Dayton’s Project Operations.
VI.    Electricity
Exhibit G - 2

All temporary wiring needed to work in the space should be off the Tenant space electricity, not off common area outlets.
VII.    Security:
General Security: The building provides security 24 hours a day and operates a centralized communications/operations center located on the lower level of the Dayton’s Project.
A.    Space and Equipment Security: The building is not responsible for Contractor’s tools and/or equipment. The Tenant space should be locked when unoccupied by a representative of the Contractor of Tenant.
B.    Space Access: Access to the Tenant space, mechanical rooms, janitor closets or electrical/telephone rooms is available through Dayton’s Project security personnel or by signing out a key(s) at the Operations Center on the lower level of the building.
C.    After-hours Access: Should the Contractor desire access to the building after hours, the Contractor should coordinate security and entrance access with the Building Manager.
D.    Special: Should the Contractor need to work in an adjacent, upper level or lower level Tenant’s space, it is Contractor’s responsibility to coordinate access in advance with the Operations Manager.
VIII.    Welding/Dust
A.    The Building has an extensive smoke detection system which is easily activated by the smoke from welding, paint fumes and dust.
B.    It is the responsibility of the Contractor to contact Building Management for a welding permit prior to the start of any welding, painting or any task that could create dust or odor.
C.    To avoid setting off the building fire alarm system, please notify Building Management prior to the start of construction or clean-up work producing dust such as sheet rock sanding and sweeping.
IX.    Noise
A.    Working hours whereby the Contractor may perform ‘noisy construction’ are defined as prior to 7:00 AM and after 6:00 PM. This would be work such as jackhammering, hammer drilling, saw cutting, core drilling, etc. Notify Building Management prior to the start of any project.
B.    The Building Management or their representative reserves the right to order an immediate halt to any excessively noisy work being done that is disruptive to normal operation of the adjacent Tenant’s and or building.
X.    Protection of Property
Exhibit G - 3

A.    Adjacent Tenants: The Contractor is responsible to replace and/or repair anything damaged in an adjacent Tenant’s space. Such damage may include ceiling tiles, wall coverings, glass or mirrors, merchandise, etc.
B.    Existing Building: Contractor shall replace and/or repair anything damaged to the existing building and/or repair anything damaged to the existing building and/or facilities and place in building stock existing materials or improvements not being used in new construction (i.e. doors, frames, millwork and cabinetry).
XI.    Barricades for Retail Space
A.    Any retail storefront with an open-air gate must be covered with a clean, single piece of material to obstruct the flow of dust and debris into the common area.
B.    If a temporary barricade is present, the Contractor shall be responsible for maintaining the system in a secure and presentable manner at all times.
XII.    Deliveries
A.    All delivery of materials for construction, fixturing, or merchandising must be made through the Loading Dock, not the public entrances off the streets. Larger deliveries must be scheduled with Dayton’s Project Operations – loading dock MUST be reserved in advance.
B.    Deliveries MAY NOT take place during normal business hours, which are Monday through Friday, 7:00 AM until 6:00 PM. Any exception to this rule requires prior approval from Building Management. Please schedule all deliveries with Building Management at least three (3) days in advance.
C.    Each of the four office buildings are served by their own service elevator. The Skyway retail area is served by the Investors Building freight elevator. All Contractors materials and laborers must use only the service elevators. Contact Dayton’s Project Operations for Skyway access.
XIII.    Storage
A.    All materials shall be stored within the Tenants area being remodeled. No materials or debris may be place in the common areas, service areas, or other Tenant spaces without prior written approval of Building Management.
B.    All spaces must be maintained
XIV.    Trash
A.    Dumpsters: Trash dumpsters may be placed in the loading dock for limited periods of time during construction. The placement of these dumpsters must be arranged in advance with Building Management.
Exhibit G - 4

B.    Removal: The trash may be accumulated for one day only and must be removed before 6:00 AM the following day. The Contractor will be responsible for cleaning up any mess in the common area caused by trash removal.
C.    NO CONSTRUCTION TRASH OR MERCHANDISE BOXES ARE TO BE PUT IN THE BUILDING COMPACTORS.
D.    Cardboard recycling is encouraged. Contact Building management to bale all cardboard.
  CONTRACTOR PROCEDURES
CONTRACTOR ACKNOWLEDGEMENT
I have read and understand the Dayton’s Project Contractor Procedures Manual:
Company Name: _____________________________________________________
Printed Name: _________________________________________________________
Signature: _____________________________________________________________
Date: _________________________________________________________________

Exhibit G - 5